                                                                   EXHIBIT 10.17



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                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                  BY AND AMONG

                                   AVAYA INC.

                                       AND

                   THE PURCHASERS LISTED ON SCHEDULE 1 HERETO


                               ------------------


                                   Dated as of

                                 August 8, 2000

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

                                TABLE OF CONTENTS

                                                                                                            Page

                                    ARTICLE I

                        Definitions ....................................................................     2


                                   ARTICLE II

                                Sale and Purchase

         SECTION 2.01.  Agreement to Sell and to Purchase;
                           Purchase Price ..............................................................     10
         SECTION 2.02.  Initial Conditions..............................................................     11
         SECTION 2.03.  Escrow Funding..................................................................     12
         SECTION 2.04.  Release of Escrowed Funds and
                        Securities......................................................................     13

                                   ARTICLE III

                         Representations and Warranties
                                 of the Company

         SECTION 3.01.  Organization and Standing.......................................................     13
         SECTION 3.02.  Capital Stock...................................................................     14
         SECTION 3.03.  Authorization; Enforceability...................................................     15
         SECTION 3.04.  No Violation; Consents..........................................................     16
         SECTION 3.05.  Form 10; Financial Statements...................................................     17
         SECTION 3.06.  Material Adverse Change.........................................................     17
         SECTION 3.07.  Assets..........................................................................     17
         SECTION 3.08.  Intellectual Property...........................................................     18
         SECTION 3.09.  No Undisclosed Material Liabilities.............................................     18
         SECTION 3.10.  Compliance with Laws............................................................     19
         SECTION 3.11.  No Litigation...................................................................     19
         SECTION 3.12.  Compliance with Constituent Documents...........................................     19
         SECTION 3.13.  Environmental Matters...........................................................     20
         SECTION 3.14.  Interim Changes.................................................................     21
         SECTION 3.15.  The Contribution and Distribution...............................................     21

                                   ARTICLE IV

                Representations and Warranties of the Purchasers

         SECTION 4.01.  Organization; Authorization;
                           Enforceability...............................................................     22
         SECTION 4.02.  Private Placement...............................................................     22
         SECTION 4.03.  No Violation; Consents..........................................................     23

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
         SECTION 4.04.  No Litigation...................................................................     24
         SECTION 4.05.  Financing.......................................................................     24
         SECTION 4.06.  Ownership of Securities.........................................................     25
         SECTION 4.07.  Future Acquisitions.............................................................     25


                                    ARTICLE V

                            Covenants of the Company

         SECTION 5.01.  Access to Books and Records.....................................................     25
         SECTION 5.02.  Compliance with Conditions;
                           Commercially Reasonable Efforts .............................................     26
         SECTION 5.03.  HSR Act Notification............................................................     26
         SECTION 5.04.  Consents and Approvals..........................................................     26
         SECTION 5.05.  Filing of Certificate of Designation............................................     27
         SECTION 5.06.  Reservation of Shares...........................................................     27
         SECTION 5.07.  Listing of Shares...............................................................     27
         SECTION 5.08.  Use of Proceeds.................................................................     27
         SECTION 5.09.  Warburg Group Director and Observer.............................................     27
         SECTION 5.10.  Registration Rights.............................................................     28
         SECTION 5.11.  Preemptive Rights...............................................................     29
         SECTION 5.12.  Escrow Agreement................................................................     33


                                   ARTICLE VI

                           Covenants of the Purchasers

         SECTION 6.01.  Compliance with Conditions;
                           Commercially Reasonable Efforts .............................................     33
         SECTION 6.02.  HSR Act Notification............................................................     33
         SECTION 6.03.  Consents and Approvals..........................................................     34
         SECTION 6.04.  Restrictions on Transfer........................................................     34
         SECTION 6.05.  Standstill......................................................................     34
         SECTION 6.06.  Confidentiality; Information....................................................     36
         SECTION 6.07.  Compliance with Section 355.....................................................     37
         SECTION 6.08.  IPO Lock-up.....................................................................     37
         SECTION 6.09.  Prohibition on Solicitation and Hiring..........................................     38
         SECTION 6.10.  Escrow Agreement................................................................     38


                                   ARTICLE VII

                         Conditions Precedent to Initial
                           Conditions Date and Funding

SECTION 7.01.  Conditions to the Company's
                    Obligations in Respect of the Initial
                    Conditions ..........................................................................    39

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
         SECTION 7.02.  Conditions to Each Purchasers'
                          Obligations in Respect of the Initial
                          Conditions .....................................................................   39
         SECTION 7.03.  Conditions to Each Party's
                          Obligations In Respect of the
                          Funding ........................................................................   40
         SECTION 7.04.  Conditions to the Company's
                          Obligations in Respect of the
                          Funding ........................................................................   41
         SECTION 7.05.  Conditions to Each Purchaser's
                          Obligations in Respect of the
                          Funding ........................................................................   41
         SECTION 7.06.  Conditions to Each Party's
                          Obligations In Respect of the
                          Release of Escrowed Funds and
                          Securities .....................................................................   41


                                  ARTICLE VIII

                                  Miscellaneous

         SECTION 8.01.  Survival .........................................................................   42
         SECTION 8.02.  Legends ..........................................................................   42
         SECTION 8.03.  Notices ..........................................................................   43
         SECTION 8.04.  Termination ......................................................................   44
         SECTION 8.05.  GOVERNING LAW ....................................................................   45
         SECTION 8.06.  WAIVER OF JURY TRIAL .............................................................   45
         SECTION 8.07.  Attorney Fees ....................................................................   45
         SECTION 8.08.  Entire Agreement .................................................................   45
         SECTION 8.09.  Modifications and Amendments .....................................................   46
         SECTION 8.10.  Waivers and Extensions ...........................................................   46
         SECTION 8.11.  Titles and Headings; Rules of
                           Construction ..................................................................   46
         SECTION 8.12.  Exhibits and Schedules ...........................................................   46
         SECTION 8.13.  Expenses; Brokers ................................................................   47
         SECTION 8.14.  Press Releases and Public
                           Announcements .................................................................   47
         SECTION 8.15.  Assignment; No Third Party
                           Beneficiaries .................................................................   47
         SECTION 8.16.  Severability .....................................................................   48
         SECTION 8.17.  Counterparts .....................................................................   48

Schedules

Schedule 1        List of Purchasers
Schedule 3.01     Organization and Standing
Schedule 3.02     Capital Stock
Schedule 3.04     No Violation; Consents
Schedule 3.05     Form 10; Financial Statements

Schedule 3.07     Assets
Schedule 3.08     Intellectual Property
Schedule 3.09     Undisclosed Liabilities
Schedule 3.11     No Litigation
Schedule 3.13     Environmental Matters
Schedule 3.14     Interim Changes
Schedule 3.15     The Contribution and Distribution
Schedule 5.01     Access to Books and Records

Exhibits

Exhibit A         Form of Certificate of Designation
Exhibit B         Form of Series A and Series B Warrant
                    Certificate
Exhibit C         Form of Cravath, Swaine & Moore Opinion
Exhibit D         Registration Rights Provisions

                           PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT dated
                  as of August 8, 2000, by and among Avaya Inc., a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule 1 hereto (individually, a "Purchaser" and collectively, the "Purchasers").


                  WHEREAS, Lucent Technologies Inc., a Delaware corporation ("Lucent"), and the Company expect to enter into a Contribution and Distribution Agreement (as defined herein) whereby subject to the terms and conditions thereof, Lucent will contribute (the "Contribution") to the Company substantially all the assets and liabilities of its Enterprise Communications Business (as defined herein) and, following the Contribution, distribute (the "Distribution"), subject to the terms and conditions of the Contribution and Distribution Agreement, to Lucent's stockholders all the shares of the Company's Common Stock;

                  WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers 4,000,000 shares (the "Preferred Shares") of its 6-1/2% Series B Convertible Participating Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), having an initial liquidation preference equal to $100 per share;

                  WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers the Series A Warrants (as defined herein) and the Series B Warrants (as defined herein);

                  WHEREAS, the Purchasers desire, subject to the terms and conditions set forth herein, to purchase the Securities (as defined herein) from the Company; and

                  WHEREAS, the Preferred Shares, the Series A Warrants and the Series B Warrants shall not be issued by the Company or purchased by the Purchasers unless the Distribution is consummated.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.


                                    ARTICLE I

                                   Definitions

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Law" means (a) any United States Federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

                  "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by Applicable Law to be closed.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

                  "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof relating to the Series B Preferred Stock, in the form attached hereto as Exhibit A.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the Common Stock of the Company, par value $0.01 per share, and, unless the context otherwise requires, includes the associated Series A Junior Participating Preferred Stock purchase rights issuable in respect of such shares pursuant to the Rights Agreement.

                  "Common-Stock-Equivalent Security" means securities of the Company more than 50% of the principal amount, liquidation preference or stated value of which is convertible into or exchangeable or exercisable for, shares of Common Stock. Any offerings of units of multiple securities, one or more of which securities is Common Stock or a Common-Stock-Equivalent Security, shall not constitute an offering of Common Stock-Equivalent Securities unless more than 50% of the aggregate principal amount, liquidation preference and/or stated value of all securities comprising such unit is attributable to Common Stock or is convertible into or exchangeable or exercisable for, shares of Common Stock.

                  "Confidentiality Agreement" means the Confidentiality Agreement dated June 1, 2000 between Lucent Technologies Inc. and Warburg.

                  "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

                  "Contribution and Distribution Agreement" means the Contribution and Distribution Agreement between the Company and Lucent to be entered into in connection with the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock in accordance with the terms of the Certificate of Designation.

                  "Development Project Agreement" means the Development Project Agreement between the Company and Lucent to be entered into in connection with the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Distribution Agreements" means the Contribution and Distribution Agreement, the Interim Services and Systems Replication Agreement, the Employee Benefits Agreement, the Tax Sharing Agreement, the Patent and Technology License Agreement, the Trademark License Agreement, the Technology

Assignment and Joint Ownership Agreement and the Development Project Agreement.

                  "Distribution Documentation Annex" means the Annex delivered to the Purchasers as of the date hereof containing the Draft Form 10 and the Distribution Agreements.

                  "Draft Form 10" means the registration statement on Form 10 filed by the Company with the Commission in connection with the Distribution (and all exhibits and schedules thereto and documents incorporated by reference therein), in the form included in the Distribution Documentation Annex.

                  "Effective Date" means the date the Form 10 is first declared effective by the Commission.

                  "Employee Benefits Agreement" means the Employee Benefits Agreement between the Company and Lucent to be entered into in connection with the Contribution and the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Enterprise Communications Business" means the business of providing enterprise voice communications systems and software, communications applications, professional services for customer and enterprise relationship management, multiservice networking products and product installation services, maintenance and other value-added services in respect of the foregoing and the manufacture of structured cabling systems and electronic cabinets, to be conducted by the Company and its Subsidiaries following the Contribution, all as described in the Draft Form 10.

                  "Equity Documents" means this Agreement, the Escrow Agreement, the Warrants and the Certificate of Designation.

                  "Escrow Agent" means the party identified as such in the Escrow Agreement.

                  "Escrow Agreement" means the escrow agreement among the Purchasers, the Company and the Escrow Agent to be entered into in connection with the Issuance.

                  "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Form 10" means the registration statement on Form 10 filed by the Company with the Commission in connection with the Distribution (and all exhibits and schedules thereto and documents incorporated by reference therein), as amended through the Effective Date.

                  "GAAP" means United States generally accepted accounting principles, consistently applied.

                  "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

                  "Intellectual Property" means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, copyright, copyright registration, design, design registration, software, firmware, trade secret, license, customer list, proprietary technology, know-how, invention, discovery, improvement, process or formula or any right to any of the foregoing, and all other forms of intellectual property.

                  "Interim Services and Systems Replication Agreement" means the Interim Services and Systems Replication Agreement between the Company and Lucent to be entered into in connection with the Contribution and the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

                  "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Enterprise Communications Business, taken as a whole.

                  "Patent and Technology Agreement" means the Patent and Technology Agreement between the Company and Lucent to be entered into in connection with the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for taxes that are not due and payable or that may thereafter be paid without penalty, (ii) Liens that secure obligations that are reflected as liabilities in the Company Financial Statements or Liens the existence of which is referred to in the notes to the Company Financial Statements, (iii) other leases, subleases and similar agreements, imperfections of title or easements, covenants, rights-of-way and encumbrances, if any, that, individually or in the aggregate, do not materially impair, and could not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the Enterprise Communications Business as presently conducted, (iv) (A) zoning, building and other similar legal restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions and (v) other Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  "Permitted Transferee" means, with respect to any Purchaser or any Permitted Transferee of any Purchaser, any member of the Warburg Group, Warburg or any subsidiary of Warburg (but excluding any portfolio company of any member of the Warburg Group); provided, however, that each Permitted Transferee must agree in writing to be bound by the terms of this Agreement to the same extent, and in the same manner, as the transferring Purchaser prior to the transfer of any Preferred Shares, Warrants or Common Stock to such Permitted Transferee; and provided further, however, that the transfer of Preferred Shares, Warrants or Common Stock to such Permitted Transferee is in compliance with all applicable securities laws.

                  "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Private Letter Ruling" means the private letter ruling dated August 3, 2000, from the Internal Revenue Service that the Distribution qualifies as a tax-free distribution under Section 355.

                  "Purchasers' Ownership Interest" means, as of any date, a percentage equal to the quotient of (x) the sum of (i) the aggregate number of shares of Common Stock then issuable upon conversion in accordance with the terms of the Certificate of Designation of the aggregate number of shares of Series B Preferred Stock owned as of such date by the Purchasers and the Permitted Transferees and (ii) the aggregate number of shares of Common Stock owned as of such date by the Purchasers and the Permitted Transferees by (y) the number of shares of Common Stock as of such date determined in accordance with GAAP utilizing the treasury stock method.

                  A "Qualifying Ownership Interest" shall be deemed to exist at any time the Purchasers and the Permitted Transferees own a number of shares of Series B Preferred Stock and shares of Common Stock that in the aggregate represent (assuming conversion of any such shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of the Certificate of Designation) not less than 50% of the number of shares of Common Stock that would be issuable at such time upon conversion of all the Preferred Shares initially acquired by the Purchasers pursuant to this Agreement (without regard to whether such Preferred Shares are then outstanding).

                  "Qualified Equity Offering" means a public or nonpublic offering of Common Stock or a Common Stock-Equivalent Security (collectively, "New Stock") solely for cash in a capital-raising transaction; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (i) any offering pursuant to any stock purchase plan, stock ownership plan, stock option plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers, consultants or directors of the Company, (ii) any offering made as part of or in connection with any non-capital-raising transaction (including, without limitation, a partnership or joint venture or strategic alliance or investment) and (iii) any offering that would result in an antidilution adjustment to the Series B Preferred Stock pursuant to Section 7 of the Certificate of Designation.

                  "Representatives" means, collectively, with respect to any Person, such Person's directors, partners, officers, employees, financial advisors, lenders, accountants, attorneys, agents, equity investors, controlled Affiliates and controlling persons of such Person or its controlled Affiliates.

                  "Rights Agreement" means the Rights Agreement to be dated as of September 30, 2000 between the Company and The Bank of New York, as Rights Agent.

                  "Section 355" means Section 355 of the Internal Revenue Code of 1986, as amended.

                  "Securities" means the Preferred Shares and the Warrants.

                  "Securities Act" means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Series A Warrants" means the four-year warrants to purchase shares of Common Stock representing 2.0% of the Total Shares Outstanding (as defined in the Series A Warrant) substantially in the form attached hereto as Exhibit B.

                  "Series B Preferred Stock" has the meaning set forth in the second recital to this Agreement. The Series B Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation.

                  "Series B Warrants" means the five-year warrants to purchase shares of Common Stock representing 1.6% of the Total Shares Outstanding (as defined in the Series B Warrant) substantially in the form attached hereto as Exhibit B.

                  "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "Subsidiary" means a subsidiary of the Company, including subsidiaries of Lucent that will be transferred to the Company in connection with the Contribution.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement between the Company and Lucent to be entered into in connection with the Contribution and the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Technology Assignment and Joint Ownership Agreement" means the Technology Assignment and Joint Ownership Agreement between the Company and Lucent to be entered into in connection with the Distribution, substantially in the form included in the Distribution
Documentation Annex.

                  "Trademark License Agreement" means the Trademark License Agreement between the Company and Lucent to be entered into in connection with the Distribution, substantially in the form included in the Distribution Documentation Annex.

                  "Transactions" means the transactions contemplated by the Equity Documents.

                  "Warburg" means the general partner of Warburg, Pincus Equity Partners, L.P.

                  "Warburg Group" means, collectively, any investment fund that is an Affiliate of Warburg.

                  "Warrants" means the Series A Warrants and the Series B Warrants.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of the applicable Warrants.

                  (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

Term                                                       Section
----                                                       -------
Closing                                                    2.04
Company                                                    Preamble
Company Financial Statements                               3.05(c)
Contribution                                               Recitals
Contribution and Distribution Agreement                    Recitals
DGCL                                                       3.02(d)
Distribution                                               Recitals
Environmental Law                                          3.13(b)
Funding                                                    2.03
Funding Date                                               2.03
Hazardous Substance                                        3.13(c)
Initial Conditions                                         2.02
Initial Conditions Date                                    2.02
Issuance                                                   2.01
Lucent                                                     Recitals
New Stock                                                  5.11(a)
Notices                                                    8.03
Preferred Shares                                           Recitals
Purchaser; Purchasers                                      Preamble
Purchase Price                                             2.01
Qualifying Ownership Interest                              5.11(a)
Registrable Securities                                     5.10
Registration Rights Provisions                             5.10
Registration Statement                                     5.10
Warburg Group Director                                     5.09(a)
Warburg Group Observer                                     5.09(a)

                                   ARTICLE II

                                Sale and Purchase

                  SECTION 2.01. Agreement to Sell and to Purchase; Purchase Price. Immediately following the consummation of the Distribution and upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement, the Company shall issue and sell (in accordance with the terms of the Escrow Agreement) to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept (in accordance with the terms of the Escrow Agreement) from the Company, such number of Preferred Shares and fractional interests in the Warrants as is indicated on Schedule 1 hereto (the "Issuance"), for an aggregate purchase price, payable (in accordance with the terms of the Escrow Agreement) by wire transfer of immediately available funds to a bank account or bank accounts designated by the Company, equal to $100.00 for one Preferred Share, and the corresponding fractional interest in the Series A Warrants and the Series B Warrants (the "Purchase Price"). The aggregate purchase price for all the Preferred Shares and Warrants to be issued and sold to all the Purchasers is $400.0 million. The Company shall not be required to issue and sell Preferred Shares and Warrants to any Purchaser unless the conditions set forth in Article VII to the issuance and sale to all Purchasers shall have been satisfied or waived.

                  SECTION 2.02. Initial Conditions. The initial conditions in respect of the Issuance (the "Initial Conditions") shall be satisfied on the Effective Date, which is expected to be September 1, 2000, or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Initial Conditions Date"), at the offices of Cravath, Swaine & Moore, located at 825 Eighth Avenue, New York, New York 10019 or at such other place as the parties hereto shall agree in writing.

                  On the Initial Conditions Date:

                  (a)  Each Purchaser shall deliver to the Company:

                  (i) the officer's certificate of such Purchaser contemplated by Section 7.01(c); and

                  (ii) a copy of the Escrow Agreement executed by such Purchaser.

                  (b) The Company shall deliver to each Purchaser:

                  (i) an opinion of Cravath, Swaine & Moore, dated the Initial Conditions Date in the form attached hereto as Exhibit D;

                  (ii) the officer's certificate of the Company contemplated by
                  Section 7.02(e); and

                  (iii) a copy of the Escrow Agreement executed by the Company.

                  (c) The Escrow Agent shall deliver to the Company and each Purchaser a copy of the Escrow Agreement executed by the Escrow Agent.

                  SECTION 2.03. Escrow Funding. The funding into escrow of the Issuance (the "Funding") shall take place on the date of the Distribution or, if such date is not a Business Day, on the Business Day immediately preceding the date of the Distribution, or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Funding Date"), at the offices of Cravath, Swaine & Moore, located at 825 Eighth Avenue, New York, New York 10019 or at such other place as the parties hereto shall agree in writing. The Funding Date currently is expected to be September 29, 2000.

                  At the Funding:

                  (a)  Each Purchaser shall deliver:

                  (i) to the Escrow Agent, an amount equal to the aggregate Purchase Price of the Preferred Shares and fractional interest in the Warrants being purchased by such Purchaser pursuant to
                  Section 2.01 via wire transfer of immediately available funds to such bank account as the Escrow Agent shall designate not later than two Business Days prior to the Funding Date; and

                  (ii) to the Company, the officer's certificate of such Purchaser contemplated by Section 7.04.

                  (b) The Company shall deliver:

                  (i) to the Escrow Agent, certificates representing the Preferred Shares and fractional interest in the Warrants being purchased by each Purchaser pursuant to Section 2.01, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in such denominations as such Purchaser shall request not later than two Business Days prior to the Funding Date; and

                  (ii) to each Purchaser, the officer's certificate of the Company contemplated by Section 7.05.

                  SECTION 2.04. Release of Escrowed Funds and Securities. The Escrow Agent shall release the escrowed funds and securities in accordance with the terms of the Escrow Agreement, and the closing of the issuance and sale of the Preferred Shares and the Warrants (the "Closing") shall occur immediately following the satisfaction of the condition set forth in Section 7.06; provided, however, that if such condition has not been satisfied prior to the second

Business Day immediately succeeding the Funding Date, the escrowed funds and securities, plus any earnings thereon (as specified in the Escrow Agreement), shall be returned to the parties who placed them in escrow on the third Business Day immediately succeeding the Funding Date.


                                   ARTICLE III

                         Representations and Warranties
                                 of the Company

                  The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Initial Conditions Date and, in the case of Sections 3.02, 3.14 and 3.15, on and as of the Funding Date as follows:

                  SECTION 3.01. Organization and Standing. (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted immediately following the Distribution. The Company has furnished to the Purchasers true and correct copies of the Company's certificate of incorporation and by-laws as amended through the date of this Agreement and true and correct copies of the Company's certificate of incorporation and by-laws in substantially the form as will be in effect as of the Distribution (exclusive of the certificate of designation to be filed in connection with the Rights Agreement).

                  (b) Each direct and indirect material Subsidiary will, at the time of the Distribution, be duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and have all requisite power and authority to own its properties and assets and to carry on its business as it is proposed to be conducted immediately following the Distribution, and each such material Subsidiary will be qualified to transact business, and will be in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.01, (i) all of the outstanding shares of capital stock of each such material Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and upon consummation of the Contribution will be owned directly or indirectly by the Company and (ii) there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any shares of capital stock of any such material Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

                  SECTION 3.02. Capital Stock. (a) The authorized Capital Stock of the Company immediately following the Distribution will consist solely of (i) 1,500,000,000 shares of Common Stock, of which a number of shares equal to a number calculated based on the number of shares of Lucent common stock outstanding on the record date established by Lucent for the Distribution and the distribution ratio for the Distribution which shall be not less than one share of Common Stock for every 10 shares of Lucent common stock and not more than one share of Common Stock for every 20 shares of Lucent common stock will be issued and outstanding immediately following the Distribution, and (ii) 200,000,000 shares of preferred stock, par value $1.00 per share, of which, prior to the issuance of the Preferred Shares on the Funding Date as contemplated by this Agreement, no more than 15,000,000 shares will have been designated as Series A Junior Participating Preferred Stock and no shares are issued or outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Funding, including without limitation the Preferred Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

                  (b) Except as set forth on Schedule 3.02, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary or any Lucent options that will be converted into options to purchase Common Stock, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

                  (c) Prior to the Initial Conditions Date, the Conversion Shares and Warrant Shares will have been duly authorized and adequately reserved in contemplation of the conversion of the Series B Preferred Stock and the exercise of the Warrants, respectively, and, when issued and delivered in accordance with the terms of the Certificate of Designation or the Warrants, as the case may be, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation any Applicable Law.

                  (d) The holders of the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation (subject to the limitations and qualifications set forth therein and under the General Corporation Law of the State of Delaware (the "DGCL")).

                  SECTION 3.03. Authorization; Enforceability. The Company has the power and authority to execute, deliver and perform the terms and provisions of each of the Equity Documents, and, as of the Initial Conditions Date, will have taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Transactions. As of the Initial Conditions Date, no other corporate proceeding on the part of the Company will be necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, on the Initial Conditions Date, the Company will have duly executed and delivered each of the other Equity Documents to be executed and delivered on or prior to Initial Conditions Date. This Agreement constitutes, and each of the other Equity Documents, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 3.04. No Violation; Consents. (a) Subject to the governmental filings and other matters referred to in Section 3.04(b), the execution, delivery and performance by the Company of each of the Equity Documents and the consummation by the Company of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.04, the execution, delivery and performance by the Company of each of the Equity Documents and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the assets of the Enterprise Communications Business will be subject immediately following the Distribution, or (B) result in the creation or imposition of any Lien upon any of the assets of the Enterprise Communications Business, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company or any Subsidiary.

                  (b) Except for (i) the filings by Lucent and the Company, if any, required by the HSR Act and the expiration or termination of the applicable waiting period with respect thereto, (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, (iii) filings under state securities or "blue sky" laws, (iv) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (v) such customary items as may be required in connection with the registration of securities for public offer and sale pursuant to the Registration Rights Provisions, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company, Lucent or any Subsidiary for the execution, delivery and performance of any of the Equity Documents or the consummation of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.05. Form 10; Financial Statements. (a) Except as set forth on Schedule 3.05, the Draft Form 10 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and, to the Company's knowledge, complies in all material respects with the applicable provisions of the Exchange Act; it being understood that the fact that information is added, deleted or changed in response to comments from the Commission is not evidence that the Draft Form 10 (i) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (ii) failed to comply with the applicable provisions of the Exchange Act.

                  (b) As of the Effective Date, the Form 10 will comply in all material respects with the applicable provisions of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The historical financial statements of the Company and the Subsidiaries (including any related notes or schedules) included in the Draft Form 10 (the "Company Financial Statements") were prepared in accordance with GAAP (except as may be disclosed therein). The Company Financial Statements fairly present, on the basis set forth in Note 1 of the audited Company Financial Statements, the combined financial position of the Company and the Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in invested equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). The Company Financial Statements do not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of the Company if the Company had been a stand-alone entity, independent of Lucent.

                  SECTION 3.06. Material Adverse Change. Except as disclosed in the Draft Form 10, since June 30, 2000, there has not been any material adverse change in the business condition (financial or otherwise), operations, performance or properties of the Enterprise Communications Business, taken as a whole, but excluding any such effect resulting from changes in general economic conditions or the industry described under "Industry Opportunity" in the Draft Form 10 that do not have a materially disproportionate effect on the business condition (financial or otherwise), operations, performance or properties of the Enterprise Communications Business.

                  SECTION 3.07. Assets. Except as set forth in Schedule 3.07, the Company and the Subsidiaries own and have or, immediately following the Distribution will own and have, good and valid title to, or a valid leasehold interest in, or otherwise have or, immediately following the Distribution will have, sufficient rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible) reasonably necessary to conduct the Enterprise Communications Business, free and clear of all Liens, except for Permitted Liens. This Section 3.07 does not apply to intellectual property (for which Section 3.08 is applicable).

                  SECTION 3.08. Intellectual Property. Except as set forth in
Schedule 3.08 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) immediately following the Distribution, the Company or a Subsidiary will have sufficient rights to use all the Intellectual Property reasonably necessary to conduct the Enterprise Communications Business (the "Company Intellectual Property") and the consummation of the Transactions will not conflict with, alter or impair any such rights; (ii) to the knowledge of the Company, the use of any licensed Company Intellectual Property by the Company and the Subsidiaries, as licensee and the use of any other Company Intellectual Property the use of which by the Company or any Subsidiary is governed by a Contract with a third-party, will, immediately following the Distribution, be in accordance in all material respects with the applicable license or Contract pursuant to which the entities conducting the Enterprise Communications Business acquired the right to use such Company Intellectual Property; and (iii) since January 1, 1999, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, after due inquiry of Lucent, Lucent nor any of its subsidiaries has received any written notification that the Enterprise Communications Business has infringed upon or violated the Intellectual Property rights of others, and to the Company's knowledge no Company Intellectual Property is being used or enforced by the Enterprise Communications Business in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Company Intellectual Property.

                  SECTION 3.09. No Undisclosed Material Liabilities. Except as disclosed on Schedule 3.09 or in the Draft Form 10, there are no liabilities of the Enterprise Communications Business, the Company or the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed, reflected or reserved against in the balance sheet of the Company and the Subsidiaries dated as of June 30, 2000 (and the notes thereto) included in the Draft Form 10 or in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section of the Draft Form 10, including, without limitation, the section therein captioned "Review of Operations and Related Charge", (ii) liabilities incurred in the ordinary course consistent with past practice since June 30, 2000, (iii) liabilities arising under the Equity Documents, (iv) liabilities not required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto,

(v) liabilities to be retained by Lucent and (vi) such other liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.10. Compliance with Laws. The Enterprise Communications Business, the Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.11. No Litigation. Except as disclosed in the Draft Form 10 or Schedule 3.11, there are not any (a) outstanding judgments, orders or decrees against or affecting the Company or any of the Subsidiaries, (b) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Enterprise Communications Business, the Company or any of the Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Company, pending or threatened against or affecting the Enterprise Communications Business, the Company or any of the Subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to timely perform its obligations under this Agreement.

                  SECTION 3.12. Compliance with Constituent Documents. None of the Company or any material Subsidiary is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under the respective articles or certificate of incorporation, bylaws or similar organizational instruments of such entities.

                  SECTION 3.13. Environmental Matters. (a) Except as set forth on Schedule 3.13 and except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Enterprise Communications Business is conducted in compliance with all Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) since January 1, 1999, neither the Company nor any Subsidiary nor, to the knowledge of the Company, after due inquiry of Lucent, neither Lucent nor any of its subsidiaries has received any written notices, demand letters or written requests for information from any federal, state, local or foreign governmental entity indicating that any of the entities conducting the Enterprise Communications Business may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of the Enterprise Communications Business, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending against the Company or any Subsidiary or, to the knowledge of the Company, Lucent or any of its subsidiaries or, to the knowledge of the Company, threatened against such entities relating to any violation, or alleged violation, of any Environmental Law related to the Enterprise Communications Business, and (iv) to the knowledge of the Company, no Hazardous Substance has been disposed of, released or transported in violation of any Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties owned or operated by the Company or the entities conducting the Enterprise Communications Business as a result of any activity of the Enterprise Communications Business.

                  (b) As used herein, "Environmental Law" means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, judgment, decree, injunction, requirement or enforceable agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the date hereof.

                  (c) As used herein, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law.

                  SECTION 3.14. Interim Changes. (a) Since June 30, 2000, except for (i) actions taken to prepare the Company to be an independent public company (e.g., the incorporation of the Company and its Subsidiaries, the retention of additional employees and the creation of a corporate infrastructure), (ii) actions taken to transfer the Enterprise Communications Business from Lucent and its subsidiaries to the Company and the Subsidiaries,

(iii) actions taken to pursue the business and strategy of the Company and the Subsidiaries as described in the Draft Form 10 and (iv) actions taken to pursue the restructuring as contemplated by the charge to be incurred in connection with the company-wide restructuring plan and one-time expenses to be incurred in connection with the Company's reorganization plans and separation from Lucent described in the Draft Form 10, the Enterprise Communications Business has been operated in all material respects in the ordinary course of business. Without limiting the foregoing, except to the extent consistent with the business and strategy of the Company and the Subsidiaries as described in the Draft Form 10 or as otherwise described in the Draft Form 10, since June 30, 2000, neither the Company nor, with respect to the Enterprise Communications Business, any Subsidiary has entered into any material new lines of business or terminated any existing material lines of business or agreed in writing or otherwise to do so.

                  (b) The Company has not terminated the employment or materially reduced the responsibilities of the individuals identified in
Schedule 3.14.

                  SECTION 3.15. The Contribution and Distribution. Assuming Lucent enters into each of the Distribution Agreements, the Company will enter into each of the Distribution Agreements in substantially the same form included in the Distribution Documentation Annex with only such changes (a) as would not increase the burdens or decrease the benefits of such agreements to the Company in a manner that would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Enterprise Communications Business, taken as a whole, (b) as are modifications to schedules to the Distribution Agreements to reflect claims made, or actions, suits, demands, claims, hearings, investigations or proceedings initiated, in each case after the date hereof, against or affecting the Enterprise Communications Business, the Company or any Subsidiary (including with respect to any violation of any Environmental Law) and (c) as are set forth on Schedule 3.15.


                                   ARTICLE IV

                Representations and Warranties of the Purchasers

                  Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company on the date hereof and as of the Initial Conditions Date and, in the case of Sections 4.02, 4.06 and 4.07, on and as of the Funding Date, as follows:

                  SECTION 4.01. Organization; Authorization; Enforceability. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of such Equity Documents and to consummate the Transactions. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and consummation. Such Purchaser has duly executed and delivered this Agreement and, on the Initial Conditions Date, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and delivered by it on or prior to the Initial Conditions Date. This Agreement constitutes, and each of the other Equity Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  SECTION 4.02. Private Placement. (a) Such Purchaser understands that (i) the offering and sale of the Securities, the Conversion Shares and the Warrant Shares in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and (ii) there is no existing public or other market for the Preferred Shares, the Warrants or the Common Stock.

                  (b) Such Purchaser (i) is a "qualified institutional buyer", as such term is defined in Rule 144A under the Securities Act or (ii) is an institutional "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (c) Such Purchaser is acquiring the Securities to be acquired hereunder (and will acquire the Conversion Shares and the Warrant Shares) for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof in violation of any securities law.

                  (d) Such Purchaser understands that the Securities, the Conversion Shares and the Warrant Shares will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

                  (e) Such Purchaser (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities, the Conversion Shares and the Warrant Shares and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which had access, and (C) can bear the economic risk of (x) an investment in the Securities, the Conversion Shares and the Warrant Shares indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities, the Conversion Shares and the Warrant Shares and to protect its own interest in connection with such investment.

                  SECTION 4.03. No Violation; Consents. (a) Subject to the governmental filings and other matters referred to in Section 4.03(b), the execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation by such Purchaser of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under the Equity Documents. The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Purchaser, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement; and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Purchaser.

                  (b) Except for (i) the filings by such Purchaser, if any, required by the HSR Act and the expiration or termination of the applicable waiting period with respect thereto and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Equity Documents or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under the Equity Documents.

                  SECTION 4.04. No Litigation. There are not any (a) outstanding judgments, orders or decrees against or affecting the Purchaser or any of its subsidiaries, (b) proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Purchaser, pending or threatened against or affecting the Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under the Equity Documents.

                  SECTION 4.05. Financing. Such Purchaser has on call and will have on the Funding Date available funds to consummate the purchase of the Securities to be purchased by it on the Funding Date.

                  SECTION 4.06. Ownership of Securities. Such Purchaser does not own, directly or indirectly, or have any option or right to acquire, any securities of Lucent or the Company other than the Preferred Shares and the Warrants being purchased by it hereunder.

                  SECTION 4.07. Future Acquisitions. Such Purchaser has no present plan or intention to acquire, directly or indirectly, 50% or more of the total voting power or total fair market value (as such terms are interpreted for purposes of Section 355) of all shares of outstanding Capital Stock of the Company.


                                    ARTICLE V

                            Covenants of the Company

                  SECTION 5.01. Access to Books and Records. The Company shall afford to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Initial Conditions Date (or the earlier termination of this Agreement pursuant to Section 8.04) to all properties, books, Contracts, commitments and records related to the Enterprise Communications Business and, during such period, shall, upon request, furnish promptly to each of the Purchasers all other information concerning the Enterprise Communications Business as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.01 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers. Following the Initial Conditions Date and throughout the period prior to the Funding Date (or the earlier termination of this Agreement pursuant to Section 8.04), the Company shall (i) afford to each of the Purchasers and the Purchasers' accountants, counsel and representatives such access as may be reasonably necessary to validate the satisfaction of the conditions to the Funding set forth in Article VII and (ii) provide to the Purchasers copies of the execution copies of the Distribution Agreements no later than five Business Days before the Funding Date. All requests pursuant to this Section 5.01 shall be made to the persons designated from time to time by the Company for this purpose, who shall initially be the individuals listed on
Schedule 5.01.

                  SECTION 5.02. Compliance with Conditions; Commercially Reasonable Efforts. The Company shall use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with

Applicable Law to consummate and make effective in the most expeditious manner practicable the Issuance in accordance with the terms of the Equity Documents.

                  SECTION 5.03. HSR Act Notification. To the extent required by the HSR Act, the Company shall (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement (and, in any event, within two Business Days of such execution and delivery), with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

                  SECTION 5.04. Consents and Approvals. The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities (other than as expressly set forth in Section 5.03 regarding the HSR Act) and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with the Issuance (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Company and its Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 5.05. Filing of Certificate of Designation. Prior to the Initial Conditions Date, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to
Section 151(g) of the DGCL.

                  SECTION 5.06. Reservation of Shares. The Company shall (a) cause to be authorized and reserve and keep available at all times during which any of the Securities remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants pursuant to the terms of the Certificate of Designation and the Warrants, respectively, sufficient shares of Common Stock (including any related rights issuable in respect thereof pursuant to the Rights Agreement) to provide for the issuance of the maximum number of shares issuable upon conversion of outstanding Preferred Shares and exercise of outstanding Warrants; and (b) issue and cause the transfer agent to deliver such shares of Common Stock (including any related rights issuable in respect thereof pursuant to the Rights Agreement) as required upon conversion of the Shares or exercise of the Warrants, and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the conversion of the Preferred Shares or exercise of the Warrants, be duly and validly issued, fully paid and nonassessable.

                  SECTION 5.07. Listing of Shares. The Company shall use all commercially reasonable efforts to cause the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants to be listed or otherwise eligible for trading on the New York Stock Exchange or other national securities exchange.

                  SECTION 5.08. Use of Proceeds. The Company shall use the proceeds from the Issuance for payment of expenses incurred in connection with the Transactions and for working capital and general corporate purposes.

                  SECTION 5.09. Warburg Group Director and Observer. (a) The Warburg Group shall be entitled to designate for election to the Board of Directors one person reasonably acceptable to the Board of Directors (the "Warburg Group Director") for so long as the Purchasers and the Permitted Transferees own a Qualifying Ownership Interest. The Company and the Purchasers agree that the initial Warburg Group Director shall be Jeffrey Harris.

                  (b) In addition, during such time as the Warburg Group shall have the right to designate for nomination a Warburg Group Director, the Company shall permit an authorized representative of Warburg reasonably acceptable to the Board of Directors (the "Warburg Group Observer") to attend all meetings of the Board of Directors (but not

(i) meetings of any committees of the Board of Directors or (ii) executive sessions of the Board of Directors) as an observer, without authority to vote. The Company and the Purchasers agree that the initial Warburg Group Observer shall be Dr. Henry Kressel.

                  (c) Immediately following the closing, the initial Warburg Group Director shall be appointed to the Board of Directors to a class of directors whose term expires not earlier than 2002. If a vacancy shall exist in the office of a Warburg Group Director, the Warburg Group shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the Company next following such election, nominate such successor for election as director by the shareholders and use its commercially reasonable efforts to cause the successor to be elected. Each Purchaser agrees that Warburg shall identify the individuals proposed to serve as Warburg Group Director and Warburg Group Observer, and that the Company shall be entitled to rely solely and exclusively on information provided by Warburg in connection with the exercise of the Purchasers' rights pursuant to this Section 5.09.

                  (d) At any time the Purchasers and the Permitted Transferees cease to have the right to appoint a Warburg Group Director, any Warburg Group Director shall resign promptly and the Warburg Group Observer shall no longer be permitted to attend meetings of the Board of Directors.

                  (e) Any Warburg Group Director shall be entitled to such compensation as is customarily paid by the Company to the Company's outside directors. The compensation and expenses of any Warburg Group Observer shall be solely the responsibility of the Purchasers.

                  SECTION 5.10. Registration Rights. The Company shall use all commercially reasonable efforts to file a registration statement (together with any registration statement in respect of the Warrants and the Warrant Shares, the "Registration Statement") covering the Registrable Securities (other than the Warrants and the Warrant Shares) on behalf of the Purchasers and any Permitted Transferees with the Commission by March 31, 2001, and a registration statement covering the Warrants and the Warrant Shares on behalf of the Purchasers and the Permitted Transferees with the Commission by June 30, 2001. The expenses of the preparation and filing of such Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission and to keep the Registration Statement effective with the Commission so long as any Registrable Securities remain outstanding. Provisions relating to the registration rights set forth in this Section 5.10 are included in Exhibit E hereto (the "Registration Rights Provisions"). "Registrable Securities" means the Securities, the Warrant Shares and the Conversion Shares. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to the Registration Statement or any other registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to the volume and manner of sale limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Purchaser to any Person that is not a Permitted Transferee, or (iv) have ceased to be outstanding. All communications with the Company by the Purchasers and the Permitted Transferees with respect to the registration rights granted pursuant to this Section 5.10 shall be made by and through Warburg.

                  SECTION 5.11. Preemptive Rights. (a) So long as the Purchasers and the Permitted Transferees own a Qualifying Ownership Interest, if at any time prior to the fifth anniversary of the Distribution, the Company makes a Qualified Equity Offering, the Purchasers and the Permitted Transferees who own the securities constituting the Qualifying Ownership Interest (the "Eligible Purchasers") shall be afforded the opportunity to acquire for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, in the aggregate, up to the lesser of (x) the amount of New Stock that, if purchased by all the Eligible Purchasers, would result in the Purchasers' Ownership Interest after giving pro forma effect to the sale of New Stock being equal to the Purchasers' Ownership Interest before giving effect to such sale of New Stock and (y) 5.0% of the New Stock. The amount of New Stock to be made available to the Eligible Purchasers calculated in accordance with the preceding sentence is referred to herein as the "Designated Stock". The Eligible Purchasers may allocate among themselves the aggregate amount of Designated Stock made available to them for purchase pursuant to this Section 5.11.

                  (b) (i) If the Company proposes to make a Qualified Equity Offering that is an underwritten public offering or a private offering made to financial institutions for resale pursuant to Rule 144A, no later than five Business Days after the initial filing of a registration statement with the Commission with respect to such underwritten public offering or the commencement of such Rule 144A offering, it shall give the Eligible Purchasers written notice of its intention (including in the case of a registered public offering, a copy of the prospectus contained in the registration statement filed in respect of such offering) describing, to the extent possible, the anticipated amount of securities, price, timing and other terms of such offering. Each Eligible Purchaser shall have five Business Days from the date of receipt of any such notice to notify the Company in writing that it wishes to be offered the opportunity to exercise its preemptive purchase rights. Such notice shall constitute a non-binding indication of interest of the Eligible Purchaser to exercise its preemptive rights. The failure to respond during such five Business Day period shall constitute a waiver of the preemptive rights in respect of such offering.

                  (ii) If any Eligible Purchaser indicates an interest in participating in such underwritten public offering or Rule 144A offering, the Company shall offer the Eligible Purchasers who have indicated an interest in participating in such offering, if such underwritten offering or Rule 144A offering is consummated, the Designated Stock (as adjusted to reflect the actual size of such offering when priced) on the same terms as the New Stock is offered to the underwriters. Each Eligible Purchaser exercising its preemptive rights shall enter into a binding commitment to purchase the Designated Stock to be acquired contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters of such underwritten public offering or Rule 144A offering, and the failure to enter into such an agreement at or prior to such time shall constitute a waiver of the preemptive rights in respect of such offering. Any offers and sales pursuant to this Section 5.11 in the context of a registered public offering shall be conditioned on reasonably acceptable representations and warranties of each Eligible Purchaser regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered public offering in compliance with applicable securities laws. If an Eligible Purchaser elects not to or fails to consummate any purchase, the Company shall thereafter be entitled for a period of 90 days to sell or enter into an agreement to sell the Designated Stock not purchased at a price and upon terms no more favorable to the purchaser of such securities than were provided to the underwriters.

                  (c) (i) If the Company proposes to make a Qualified Equity Offering that it is not an underwritten public offering or Rule 144A offering (a "Private Placement"), it shall give the Eligible Purchasers written notice of its intention, describing, to the extent possible, the anticipated amount of securities, price and other terms upon which the Company proposes to offer the same. Each Eligible Purchaser shall have five Business Days from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Designated Stock such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 5.11(a). Such notice shall constitute a binding agreement of the Purchaser to purchase the amount of Designated Stock so specified (or a proportionally lesser amount if the amount of New Stock is subsequently reduced) upon the price and other terms set forth in the Company's notice to it. The failure to respond during such five Business Day period shall constitute a waiver of the preemptive rights in respect of such offering.

                  (ii) If the Purchaser exercises its preemptive purchase rights in respect of a Private Placement, the closing of the purchase of the New Stock with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 135 days in order to comply with applicable laws and regulations; provided, however, that (i) such closing shall be conditioned on consummation of the closing of the sale of shares of New Stock in the transaction giving rise to the preemptive rights and (ii) the actual amount of Designated Stock to be sold to such Eligible Purchaser shall be reduced if the aggregate number of shares of New Stock sold in the transaction giving rise to the preemptive rights is reduced and, at the option of such Eligible Purchaser, may be proportionally increased if the aggregate number of shares of New Stock sold in such transaction is increased. Each of the Company and each Eligible Purchaser agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Stock.

                  (iii) In the event an Eligible Purchaser fails to exercise its preemptive purchase rights provided in respect of a Private Placement within said five Business Day period or, if so exercised, such Eligible Purchaser does not consummate such purchase, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Stock covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Designated Stock not purchased pursuant to this Section 5.11, at a price and upon terms no more favorable to the purchaser of such securities than were specified in the Company's notice to the Eligible Purchasers. In the event the Company has not sold the New Stock or entered into an agreement to sell the New Stock within said 90-day period, the Company shall not thereafter offer, issue or sell such Designated Stock without first offering such securities to the Eligible Purchasers in the manner provided above.

                  (iv) The Eligible Purchasers shall not have any rights to participate in the negotiation of the proposed terms of any Private Placement and shall be passive investors with respect to such Private Placement, provided that they shall have the same economic rights (including, without limitation, preemptive rights and rights relating to closing conditions and indemnification, if any) as, but, unless agreed to by the Company and the lead purchaser in such Private Placement, not the corporate governance or other rights granted to, the other investors in such Private Placement.

                  (d) If registration rights are granted to the investors in any Private Placement, the Company shall provide registration rights to the Eligible Purchasers that exercised their preemptive rights on a pari passu basis with such other investors in such Private Placement. In all other instances, the Company will provide for the registration, on terms consistent with Section 5.10, for any shares of Common Stock acquired (or issuable upon conversion, exercise or exchange of any other security acquired) within six months after (i) the closing of the applicable acquisition (with respect to any Common Stock acquired) or (ii) the earliest date on which such other securities can be converted, exercised or exchanged for Common Stock (with respect to any other security acquired).

                  (e) The Company and the Eligible Purchasers shall cooperate in good faith to facilitate the exercise of the Eligible Purchasers' preemptive rights in a manner that does not jeopardize the timing, marketing or execution of such offering.

                  SECTION 5.12. Escrow Agreement. The Company shall use its commercially reasonable efforts to enter into an Escrow Agreement having such terms as are necessary or proper to implement the issuance and purchase of the Securities as contemplated by Article II.

                                   ARTICLE VI

                           Covenants of the Purchasers

                  SECTION 6.01. Compliance with Conditions; Commercially Reasonable Efforts. Each Purchaser will use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions to such Purchaser in accordance with the terms of the Equity Documents.

                  SECTION 6.02. HSR Act Notification. To the extent required by the HSR Act, each Purchaser shall, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement (and, in any event, within two Business Days of such execution and delivery), with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

                  SECTION 6.03. Consents and Approvals. Each Purchaser (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities (other than as expressly set forth in Section 6.02 regarding the HSR Act) and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Transactions and
(b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with the Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 6.04. Restrictions on Transfer. The Purchasers and the Permitted Transferees shall not knowingly sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of Preferred Shares, Warrants or shares of Common Stock that would represent (giving effect to the conversion of any Preferred Shares and the exercise of any Warrants) in the aggregate 5% or more of the issued and outstanding shares of Common Stock to any Person or group (as defined for purposes of Rule 13d under the Exchange Act) in a single transaction or series of related transactions.

                  (b) If the Purchasers are not in violation of this Section 6.04, the restrictions set forth in Section 6.04(a) shall not apply to any transfer of the Preferred Shares, Warrants or shares of Common Stock (i) pursuant to a tender offer, exchange offer or any other business combination available to all stockholders of the Company or (ii) as part of a distribution of such Preferred Shares, Warrants or shares of Common Stock to the limited partners of the applicable Purchaser or Permitted Transferee.

                  SECTION 6.05. Standstill. Each Purchaser agrees that, prior to the fifth anniversary of the date hereof, it will not and will not permit any member of the Warburg Group or any other controlled Affiliate to, in any manner, whether publicly or otherwise, directly or indirectly, without the prior written consent of the Company, (i) acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, beneficial ownership of any voting securities or assets of the Company or any Subsidiary, (ii) enter into or publicly propose to enter into, directly or indirectly, any merger or other business combination or similar transaction or change of control involving the Company or any Subsidiary, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any securities of the Company or any Subsidiary, (iv) call, or seek to call, a meeting of the Company's stockholders or initiate any stockholder proposal for action by stockholders of the Company, (v) bring any action or otherwise act to contest the validity of this Section 6.05 or seek a release of the restrictions contained herein, (vi) form, join or in any way participate in a "group" (within the meaning of Sections 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any Subsidiary, (vii) other than any seat on the Board of Directors expressly granted to the Warburg Group in Section 5.09, seek representation on the Board of Directors of the Company, the removal of any directors from the Board of Directors of the Company or a change in the size or composition of the Board of Directors of the Company (including, without limitation, voting for any directors not nominated by the Board of Directors of the Company), (viii) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any possible purchase of sale of any securities or assets of the Company or any Subsidiary, (ix) disclose any intention, plan or arrangement inconsistent with the foregoing, (x) take, or solicit, propose to or agree with any other Person to take, any similar actions designed to influence the management or control of the Company or (xi) advise, assist or encourage any other persons in connection with any of the foregoing.

                  Nothing in this Section 6.05 shall (i) limit any action taken by a Warburg Group Director in his or her capacity as a member of the Board of Directors of the Company, (ii) prohibit or restrict any Purchaser, any member of the Warburg Group or any other controlled Affiliate of any Purchaser from responding to any inquiries from any shareholders of the Company as to such Person's intention with respect to the voting of shares of Common Stock or any other voting securities of the Company beneficially owned by such Purchaser, any member of the Warburg Group or any other controlled Affiliate of any Purchaser so long as such response is consistent with the terms of this Agreement, (iii) prohibit or restrict a purchase, sale, merger, consolidation or other business combination transaction involving any portfolio company of any Purchaser, any member of the Warburg Group or any controlled Affiliate of any Purchaser so long as the purpose of such transaction is not the acquisition of voting securities or assets of the Company or any Subsidiary, (iv) prohibit the purchase or other acquisition of beneficial ownership of (A) any of the Securities, the Conversion Shares or the Warrant Shares, (B) any New Stock offered to the Eligible Purchasers pursuant to Section 5.11 or (C) in an amount that, when taken together with the number of shares of Common Stock beneficially owned by the Purchasers, the Warburg Group and the Purchasers' controlled Affiliates (excluding any Warrant

Shares issuable with respect to any then unexercised Warrants) and the number of shares of Common Stock issuable upon conversion of Preferred Shares beneficially owned by the Warburg Group (assuming the liquidation value of such Preferred Shares had accreted until the fifth anniversary of their date of issuance in accordance with Section 4 of the Certificate of Designation), would not exceed 9.9% of the then outstanding Common Stock, (v) prohibit or restrict any agreement, arrangement, understanding, negotiation, discussion, disclosure or other action exclusively involving Warburg, its controlled Affiliates (other than any portfolio companies), the Purchasers, any member of the Warburg Group, and any employee, officer or director thereof or (vi) prohibit any notice to limited partners of a Warburg Group member in respect of a proposed distribution of securities of the Company to such limited partners.

                  SECTION 6.06. Confidentiality; Information. (a) Each Purchaser shall keep all information received by it from the Company or its Representatives confidential and shall not, without the Company's prior written consent, disclose such information in any manner whatsoever, in whole or in part. The Purchasers shall cause any Warburg Group Director and any observer to the Board of Directors permitted to the Purchasers to comply with the foregoing requirement.

                  (b) Section 6.06(a) shall not apply to any such information as
(i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by such Purchaser or any of its Representatives or (ii) is or becomes known or available to such Purchaser on a non-confidential basis from a source (other than the Company or its Representatives) that, to the best of such Purchaser's knowledge, is not under a legal obligation not to disclose such information to such Purchaser or (iii) was independently developed by such Purchaser or its Representatives without reference to any information provided by the Company or its Representatives (except pursuant to clauses (i), (ii) or (iv)) or (iv) was known to such Purchaser prior to such disclosure by the Company or its Representatives.

                  (c) In the event that such Purchaser or its Representatives become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise), to disclose any information received from the Company or its Representatives, such Purchaser shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy, or if the

Company so directs, such Purchaser shall, and shall cause its Representatives to, exercise its reasonable best efforts to obtain a protective order or other appropriate remedy at the Company's reasonable expense. Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, such Purchaser shall furnish only that portion of the information which it is advised by its counsel is legally required to be furnished and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such information.

                  (d) The Purchasers shall cause any Warburg Group Director and any observer to the Board of Directors designated by the Purchasers to provide such information to the Company as may reasonably be required in connection with the Form 10 (if designated prior to the Effective Time) or any other filings with the Commission or any other Governmental Authority in connection with the Distribution or the Transactions.

                  SECTION 6.07. Compliance with Section 355. No Purchaser shall take any action or omit to take any action reasonably available to it and not materially burdensome to it that could reasonably be expected to materially contribute to a determination that the Contribution or the Distribution would result in the recognition of gain to Lucent or the Company by virtue of the Contribution or the Distribution failing to qualify under Section 355.

                  SECTION 6.08. IPO Lock-up. In connection with any initial public offering of the Common Stock, so long as (i) the Purchasers beneficially own in the aggregate at least 5% of the Common Stock (calculated in accordance with Rule 13d under the Exchange Act) (ii) the Purchasers are requested by the managing underwriter of such initial public offering and (iii) each other director who beneficially owns Common Stock enters into a "lock-up" agreement of at least 90 days, each Purchaser agrees to enter into a similar "lock-up" agreement with the underwriters of such offering containing customary terms and conditions and restricting sales of Common Stock and other securities convertible into or exercisable for Common Stock and certain other transactions having an equivalent economic effect for a period of up to 90 days following the date of such offering.

                  SECTION 6.09. Prohibition on Solicitation and Hiring. (a) No Purchaser or Permitted Transferee shall, nor shall it permit any Affiliate (other than a portfolio company) to, for a period of two years from the date hereof, directly or indirectly, solicit for employment or hire any senior management employee or senior technical employee of the Enterprise Communications Business, the Company or any Subsidiary, with whom such Purchaser or Permitted Transferee came into contact as a result of either the due diligence process in respect of the Transactions or the exercise of the Warburg Group's director and observer rights in Section 5.09, whether or not such person would commit a breach of his or her contract of service in leaving such employment; provided, however, that the foregoing shall not prohibit any Purchaser, Permitted Transferee or Affiliate from making general solicitations of employment (or engaging search firms to make such solicitations) not specifically directed toward employees of the Company or any of its subsidiaries and/or hiring any employee who responds to any such general solicitation or initiates contact with any Purchaser, Permitted Transferee or Affiliate without solicitation.

                  (b) No Purchaser or Permitted Transferee shall, nor shall it permit any Affiliate (other than a portfolio company) to, for a period of two years from the date hereof, directly or indirectly, assist (including, without limitation, through identification, introduction or otherwise for the purpose of inducing employment) a portfolio company of such Purchaser, Permitted Transferee or Affiliate in soliciting for employment any senior management employee or senior technical employee of the Enterprise Communications Business the Company or any Subsidiary, with whom such Purchaser or Permitted Transferee came into contact as a result of either the due diligence process in respect of the Transactions or the exercise of the Warburg Group's director and observer rights in Section 5.09, whether or not such person would commit a breach of his or her contract of service in leaving such employment; provided, however, that the foregoing shall not prohibit any portfolio company from making general solicitations of employment (or engaging search firms to make such solicitations) not specifically directed toward employees of the Company or any of its subsidiaries.

                  SECTION 6.10. Escrow Agreement. Each Purchaser shall use its commercially reasonable efforts to enter into an Escrow Agreement having such terms as are necessary or proper to implement the issuance and purchase of the Securities as contemplated by Article II.

                                   ARTICLE VII

           Conditions Precedent to Initial Conditions Date and Funding

                  SECTION 7.01. Conditions to the Company's Obligations in Respect of the Initial Conditions Date. The obligations of the Company to issue and sell the Securities hereunder shall be subject, at the election of the Company, to the satisfaction or waiver, on the Initial Conditions Date, of the following conditions:

                  (a) The representations and warranties of each Purchaser contained in this Agreement shall have been true and correct when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Initial Conditions Date with the same force and effect as though made on and as of the Initial Conditions Date.

                  (b) Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser on the Initial Conditions Date.

                  (c) Each Purchaser shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized representative, dated the Initial Conditions Date, to the effect that each of the conditions specified in paragraph (a) and (b) of this Section 7.01 has been satisfied.

                  (d) The Form 10 shall have been declared effective by the Commission on the Initial Conditions Date.

                  SECTION 7.02. Conditions to Each Purchasers' Obligations in Respect of the Initial Conditions Date. The obligations of each Purchaser to purchase the Securities hereunder shall be subject to the satisfaction or waiver, on the Initial Conditions Date, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and
(ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and (B), as of the Initial Conditions Date with the same force and effect as though made on and as of the Initial Conditions Date.

                  (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Initial Conditions Date.

                  (c) The Company shall have entered into the Registration Rights Agreement.

                  (d) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

                  (e) The Company shall have delivered to the Purchasers a certificate executed by it or on its behalf by a duly authorized representative, dated the Initial Conditions Date, to the effect that each of the conditions specified in paragraph (a) through (d) of this Section 7.02 has been satisfied.

                  (f) The Purchasers shall have received the opinion of counsel to the Company, dated the Initial Conditions Date, and addressed to the Purchasers, substantially in the form attached hereto as Exhibit D.

                  (g) The Form 10 shall have been declared effective by the Commission on the Initial Conditions Date.

                  SECTION 7.03. Conditions to Each Party's Obligations In Respect of the Funding. The respective obligations of the Company and each Purchaser hereunder required to be performed on the Funding Date shall be subject, to the satisfaction or waiver, at the Funding, of the following conditions:

                  (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions or the ownership by any Purchaser (other than as a result of such Purchaser not being a U.S. person) of the Securities, the Conversion Shares or the Warrant Shares illegal or shall otherwise prohibit the consummation of the Transactions.

                  (c) The Private Letter Ruling shall not have been withdrawn.

                  (d) Lucent shall have declared a dividend distributing all the shares of Common Stock owned by Lucent to holders of Lucent common stock and not revoked such dividend.

                  SECTION 7.04. Conditions to the Company's Obligations in Respect of the Funding. The obligations of the Company hereunder to be performed on the Funding Date shall be subject, at the election of the Company, to the satisfaction or waiver at the Funding, of the following condition: the representations and warranties of each Purchaser in Section 4.02, 4.06 and 4.07 shall be true and correct as of the Funding Date as though made on and as of the Funding Date and each Purchaser shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized representative, dated the Funding Date, to such effect.

                  SECTION 7.05. Conditions to Each Purchaser's Obligations in Respect of the Funding. The obligations of each Purchaser hereunder to be performed on the Funding Date shall be subject, at the election of such Purchaser, to the satisfaction or waiver at the Funding, of the following condition:

                  (a) The representations and warranties of the Company in Sections 3.02, 3.14 and 3.15 shall be true and correct as of the Funding Date as though made on and as of the Funding Date and the Company shall have delivered to such Purchaser a certificate executed by it or on its behalf by a duly authorized representative, dated the Funding Date, to such effect.

                  (b) Warburg shall be reasonably satisfied that the consolidated indebtedness for borrowed money of the Company and the Subsidiaries at the time of the Distribution will not exceed the sum of
         (i) $700.0 million, (ii) an amount equal to the aggregate restructuring and separation costs and expenses of the Enterprise Communications Business incurred by Lucent and its subsidiaries, to the extent such costs and expenses exceed $50.0 million (all calculated on a pre-tax basis), and (iii) increases in working capital received by the Company and the Subsidiaries from Lucent and its subsidiaries pursuant to the Contribution and Distribution Agreement in excess of the Company's business plan.

                  SECTION 7.06. Conditions to Each Party's Obligations In Respect of the Release of Escrowed Funds and Securities. The release of the escrowed funds and securities shall be subject to the consummation of the Distribution.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Survival. Only those representations, warranties, agreements and covenants of the parties contained in Sections 2.01 and 2.03, 2.04, 3.02, 3.14, 3.15, 4.02, 4.06 and 4.07, Article V, Article VI and
Article VIII shall survive the Initial Conditions Date. Only those representations, warranties, agreements and covenants of the parties contained in Sections 2.01 and 2.03, 2.04, Article V, Article VI and Article VIII and requiring performance after the Initial Conditions Date or the Funding Date shall survive the Initial Conditions Date or the Funding Date, as the case may be. All other representations, warranties, agreements and covenants of the parties shall not survive the Initial Conditions Date.

                  SECTION 8.02. Legends. (a) So long as applicable, each certificate representing any portion of the Preferred Shares or the Warrants shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS."

                  (b) In addition, so long as applicable, each certificate representing any portion of the Preferred Shares or the Warrants shall be stamped or otherwise imprinted with a legend in the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF THE 8TH DAY OF AUGUST, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND

         UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.
         ANY TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT
         SHALL BE VOID."

The legend referred to in this paragraph (b) shall be removed at such time as such security is transferred to a Person other than a Purchaser or a Permitted Transferee.

                  SECTION 8.03. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

                  To the Company:

                           Avaya Inc.
                           211 Mount Airy Road
                           Basking Ridge, NJ  07920
                           Attn: Gary K. McGuire
                           Telephone:  (908) 953-6000
                           Fax:  (908) 953-9875

                  with copies to:

                           Avaya Inc.
                           211 Mount Airy Road
                           Basking Ridge, NJ  07820
                           Attn: Pamela F. Craven
                           Telephone: (908) 953-6000
                           Fax:  (908) 953-5462

                  and

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019
                           Attn:  Susan Webster
                           Telephone:  (212) 474-1000
                           Fax:  (212) 474-3700

                  To the Purchasers:

                  To the address specified on Schedule 1 hereto,

                  with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attn: Andrew Brownstein
                                     David Silk
                           Telephone:  (212) 403-1000
                           Fax:  (212) 403-2000

                  SECTION 8.04. Termination. (a) This Agreement may be terminated: (i) at any time prior to the Funding by mutual written agreement of the Company and the Purchasers, (ii) if the Funding shall not have occurred on or prior to November 15, 2000, by either the Company or the Purchasers, at any time after November 15, 2000, provided that the right to terminate this Agreement under this Section 8.04(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Funding to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Contribution, the Distribution or the transactions contemplated by this Agreement, by either the Company or the Purchasers, provided that the right to terminate this Agreement pursuant to this Section 8.04(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, such final order, decree or ruling, (iv) by the Purchasers if the Company shall make (A) any amendment to any Distribution Agreement after the Initial Conditions Date without the Purchasers' consent that is not referenced on Schedule 3.15 or that, individually or in the aggregate, would increase the burdens or decrease the benefits of such agreements to the Company in a manner that would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Enterprise Communications Business, taken as a whole other than modifications to schedules to the Distribution Agreements to reflect claims made, or actions, suits, demands, claims, hearings, investigations or proceedings initiated, in each case after the date hereof, against or affecting the Enterprise Communications Business, the Company or any Subsidiary (including with respect to any violation of any Environmental Law) or (B) any amendment to the Employee Benefits Agreement that would result in a material decrease in the Pension Transfer Amount (as such term is defined in the Employee Benefits Agreement),
(v) if the conditions set forth in Sections 7.01 and 7.02 have not been satisfied or waived on or prior to the Effective Date, by the Purchasers on (but not after) the third Business Day immediately succeeding the Effective Date (provided that such conditions have not been satisfied prior to such third Business Day) or (vi) if the escrowed funds and securities have been returned to the Purchasers and the Company, respectively, pursuant to Section 2.04, by either the Company or the Purchasers.

                  (b) In the event of termination of this Agreement, written notice thereof shall be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 8.04, and Sections 8.03, 8.05, 8.06, 8.07, 8.08, 8.13, 8.14, and 8.15 which shall survive such termination) shall become null and void. The Confidentiality Agreement shall survive any termination of this Agreement.

                  SECTION 8.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  SECTION 8.06. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER EQUITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER EQUITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

                  SECTION 8.07. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 8.08. Entire Agreement. (a) This Agreement and the Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

                  (b) Without limiting the foregoing, the Purchasers and the Company agree that insofar as such agreement relates to Avaya, the Confidentiality Agreement shall be deemed terminated effective as of the Closing.

                  SECTION 8.09. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                  SECTION 8.10. Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 8.11. Titles and Headings; Rules of Construction. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) "or" is not exclusive;

         (c) "including" means including without limitation; and

         (d) words in the singular include the plural and words in the plural include the singular.

                  SECTION 8.12. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                  SECTION 8.13. Expenses; Brokers. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that the Company will reimburse the Purchasers for all documented fees and expenses reasonably incurred by them through the Funding (or earlier termination of this Agreement) related to due diligence and the negotiation, execution and consummation of the Transactions. Other than the use of Morgan, Stanley & Co. Incorporated by the Company, each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary in connection with the Transactions for whose fees or expenses any other party will be liable. Each party agrees to indemnify and hold the other parties to this Agreement harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

                  SECTION 8.14. Press Releases and Public Announcements. All public announcements or public disclosures relating to the Transactions (other than the Form 10) shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (a) any such required disclosure shall only be made, to the extent consistent with law and stock exchange regulation, after consultation with the Purchasers, (b) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any Purchaser without such Purchaser's prior consent and (c) the Company hereby consents to the publication by Warburg, on one occasion following the Funding but in as many periodicals as Warburg may elect, of a customary "tombstone" advertisement announcing the investment made pursuant to this Agreement.

                  SECTION 8.15. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, and may not assigned or delegated by any

Purchaser without the Company's prior written consent, except that without such consent, prior to the Initial Conditions Date, this Agreement may be assigned or delegated, in whole or in part, by any Purchaser (or by any assignee referred to in this provision) to any Permitted Transferee. Except as set forth above, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Purchasers, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in this Section 8.15.

                  SECTION 8.16. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 8.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                     AVAYA INC.,

                                       by
                                              GARY K. MCGUIRE

                                         Name:   Gary K. McGuire
                                         Title:  Chief Financial
                                                 Officer


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

by:      WARBURG, PINCUS & CO.,
         its General Partner

by
          JEFFREY A. HARRIS

  Name:  Jeffrey A. Harris
  Title: Partner


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

by:      WARBURG, PINCUS & CO.,
         its General Partner

by
         JEFFREY A. HARRIS

  Name:  Jeffrey A. Harris
  Title: Partner



WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

by:      WARBURG, PINCUS & CO.,
         its General Partner

by
         JEFFREY A. HARRIS

  Name:  Jeffrey A. Harris
  Title: Partner

WARBURG, PINCUS EQUITY PARTNERS, L.P.

by:  WARBURG, PINCUS & CO.,
     its General Partner

by
     JEFFREY A. HARRIS

  Name:  Jeffrey A. Harris
  Title: Partner

                                                                      Schedule 1


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

Number of Preferred Shares
being purchased from the Company:  120,000 shares
Fractional Interest in Series A Warrants:  3%
Fractional Interest in Series B Warrants:  3%

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY 10017-3147

Telephone:  (212) 878-0638
Fax:        (212) 878-6139


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

Number of Preferred Shares
being purchased from the Company:  80,000 shares
Fractional Interest in Series A Warrants:  2%
Fractional Interest in Series B Warrants:  2%

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY 10017-3147

Telephone:  (212) 878-0638
Fax:        (212) 878-6139


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

Number of Preferred Shares
being purchased from the Company:  20,000 shares
Fractional Interest in Series A Warrants:  0.5%
Fractional Interest in Series B Warrants:  0.5%

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY 10017-3147

Telephone:  (212) 878-0638
Fax:        (212) 878-6139

                                                                               2
WARBURG, PINCUS EQUITY PARTNERS, L.P.

Number of Preferred Shares
being purchased from the Company:  3,780,000 shares
Fractional Interest in Series A Warrants:  94.5%
Fractional Interest in Series B Warrants:  94.5%

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY 10017-3147

Telephone:  (212) 878-0638
Fax:        (212) 878-6139

                                                                       Exhibit A
                                              Form of Certificate of Designation


             CERTIFICATE OF DESIGNATIONS, PREFERENCES
        AND RIGHTS OF SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                                   AVAYA INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         The undersigned, pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Avaya Inc., a Delaware corporation (the "CORPORATION"), by the Corporation's Certificate of Incorporation, the Board of Directors has duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $1.00 per share (the "PREFERRED STOCK"), and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this Certificate of Designations, Preferences and Rights of Preferred Stock (the "CERTIFICATE").

         Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. NUMBER OF SHARES AND DESIGNATION. 4,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series B Convertible Participating Preferred Stock (the "SERIES B PREFERRED STOCK"). The number of shares of Series B Preferred Stock may be increased (to the extent of the Corporation's authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of Delaware.

         2. RANK. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Common Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES"), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "PARITY SECURITIES"), and
(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "SENIOR SECURITIES"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

         3. DIVIDENDS.

         (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the terms described below:

                  (i) Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock or otherwise) on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock (in the manner described in Section 7); provided, however, that the holders of shares of Series B Preferred Stock shall not be entitled to participate in such dividend or distribution if an adjustment to the Conversion Price shall be required with respect to such dividends or distributions pursuant to Section 7(c) hereof;

                  (ii) In addition to any dividends paid pursuant to Section 3(a)(i), in respect of each fiscal quarter beginning with the thirteenth (13th) fiscal quarter following the Original Issue Date through the twentieth (20th) fiscal quarter following the Original Issue Date, the Corporation may, at its option, pay a cash dividend on each share of Series B Preferred Stock at an annual rate equal to 3.25% (compounded quarterly) of the Liquidation Value then in effect;

                  (iii) In addition to any dividends paid pursuant to Section 3(a)(i), in respect of each fiscal quarter beginning with the twenty first (21st) fiscal quarter following the Original Issue Date through the fortieth (40th) fiscal quarter following the Original Issue Date, the Corporation may, at its option, pay a cash dividend on each share of Series B Preferred Stock at an annual rate equal to 6.5% (compounded quarterly) of the Liquidation Value then in effect; and

                  (iv) In addition to any dividends paid pursuant to Section 3(a)(i), in respect of each fiscal quarter beginning with the forty first (41st) fiscal quarter following the Original Issue Date, and thereafter, the Corporation shall pay a cash dividend on each share of Series B Preferred Stock at an annual rate equal to 12.0% (compounded quarterly) of the Liquidation Value then in effect.

For purposes of this Section 3, the first fiscal quarter shall be the period beginning on the Original Issue Date and ending on the last day of the Corporation's fiscal quarter in which the Original Issue Date occurs. Dividends payable pursuant to Section 3(a)(i) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock. Dividends payable pursuant to Sections 3(a)(ii) and (iii) shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a "DIVIDEND PAYMENT DATE" and the period from the third anniversary of the Original Issue Date until the first Dividend Payment Date and each such quarterly period thereafter being a "DIVIDEND PERIOD"). The amount of dividends payable on the Series B Preferred Stock for the initial Dividend Period, or for any other period shorter or longer than a full Dividend Period, shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term "BUSINESS DAY" means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York.

         (b) Each dividend shall be payable to the holders of record of shares of Series B Preferred Stock as they appear on the stock records of the Corporation at the close of business on such record dates (each, a "DIVIDEND PAYMENT RECORD DATE"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors.

         (c) From and after the time, if any, as the Corporation fails to pay to the holder of any shares of Series B Preferred Stock, on the date specified for redemption in accordance with Section 6(b), the redemption price calculated pursuant to Section 5 after such holder has delivered notice to the Corporation pursuant to Section 6(a) of its intention to exercise its redemption rights under Section 5, (a) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee or director incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (b) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities or the payment of cash in lieu of fractional shares in connection therewith); provided, however, that this Section 3(c) shall not be applicable at any time that the Corporation has paid, in accordance with Section 6(b), the redemption price to each holder that has exercised its redemption right pursuant to Section 6(a).

         4. LIQUIDATION PREFERENCE.

         (a) The initial liquidation preference for the shares of Series B Preferred Stock shall be $100.00 per share, which amount shall accrete, (x) from the Original Issue Date until the tenth anniversary of the Original Issue Date, at an annual rate of 6.5%, compounded quarterly, and (y) from and after the tenth anniversary of the Original Issue Date, at an annual rate of 12.0%, compounded quarterly, in each case, computed on the basis of a 360 day year of twelve 30 day months (such accreted amount being the "LIQUIDATION VALUE"). The Liquidation Value shall be calculated on each Dividend Payment Date and the accretion for the Dividend Period ending on the applicable Dividend Payment Date shall be reduced by the amount of any cash dividend paid on such Dividend Payment Date pursuant to Sections 3(a)(ii), 3(a)(iii) or 3(a)(iv); provided, however, that in the event of a Change in Control within five years after the Original Issue Date,

(A) the Liquidation Value upon such Change in Control shall be increased by the difference between (i) the Accelerated Amount (as defined below) minus (ii) the Accelerated Cash Payment (as defined below) (to the extent paid pursuant to the following proviso) and (B) only the portion of such increased Liquidation Value equal to the Non-Accelerated Amount (as defined below) shall accrete (in the manner set forth in Section 4(a)(x)) upon such Change in Control until the fifth anniversary of the Original Issue Date, upon which anniversary and thereafter all of the Liquidation Value then in effect (as increased pursuant to Section 4(a)(A) and accreted pursuant to Section 4(a)(B)) shall accrete (in the manner set forth in Sections 4(a)(x) and 4(a)(y)); provided, further, however, that in the circumstances described below, the Corporation shall have the option to pay the Accelerated Cash Payment. The "ACCELERATED CASH PAYMENT" shall mean the product of (x) EP (as defined below) and (y) (i) in the case of a Change in Control after the third anniversary of the Original Issue Date, if a cash dividend was paid on the Dividend Payment Date immediately preceeding such Change in Control pursuant to Section 3(a)(ii) hereof, the amount of cash dividends payable pursuant to Section 3(a)(ii) in respect of the fiscal quarter in which such Change in Control occurs and each fiscal quarter thereafter through the twentieth (20th) fiscal quarter following the Original Issue Date and (ii) in the case of a Change in Control prior to the third anniversary of the Original Issue Date, 100% of the amount of cash dividends payable at the option of the Corporation pursuant to Section 3(a)(ii) in respect of the seventeenth (17th) through twentieth (20th) fiscal quarters following the Original Issue Date, assuming in each case full accretion (as adjusted for payment of such cash dividends) prior to the date of payment of each dividend. The "ACCELERATED AMOUNT" shall be: (FV-LV) x EP; and the "NON-ACCELERATED AMOUNT" shall be: LV x (1-EP), in each case where:

                  (i) FV is the amount of the Liquidation Value had it fully accreted from the date of the Change in Control through the fifth anniversary of the Original Issue Date,

                  (ii) LV is the Liquidation Value in effect prior to the adjustment pursuant to this section, and

                  (iii) EP is (A) in the context of a Change in Control effected pursuant to a transaction or series of related transactions that constitute a Business Combination, the percentage of consideration paid to shareholders of the Corporation in such Business Combination that is not paid in common stock of the Corporation or of the surviving corporation of the Business Combination or its ultimate parent company into or for which shares of common stock of the Corporation were converted or exchanged pursuant to the Business Combination (other than cash in lieu of fractional shares which shall be deemed to be common stock for purposes of this clause (A)); and (B) in the event of any other Change in Control, 100%.

         (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive the greater of (i) the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up, plus an amount equal to (A) except to the extent that a dividend pursuant to Section 3(a)(ii), (iii) or (iv) has been declared in respect of the Dividend Period during which such liquidation, dissolution or winding up occurs and such liquidation, dissolution or winding up occurs after the relevant Dividend Payment Record Date, the unrecognized accretion from the immediately preceding Dividend Payment Date up to but not including the date of such liquidation, dissolution or winding up and (B) the dividends accrued and unpaid thereon, whether or not declared, up to but not including the date of such liquidation, dissolution or winding up or (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series B Preferred Stock into shares of Common Stock (pursuant to, and at a conversion rate described in, Section 7).

         (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series B Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series B Preferred Stock and the liquidation preference for the Parity Securities, respectively.

         (d) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         5. REDEMPTION.

         The holder of shares of Series B Preferred Stock shall have the right to require the Corporation to redeem such shares of Series B Preferred Stock, in whole or in part, at such holder's option, (i) upon the Corporation's delivery of notice of exercise of its conversion rights pursuant to Section 7(a)(ii), at a cash redemption price equal to the Liquidation Value in effect on the Redemption Date plus an amount equal to (A) except to the extent that a dividend pursuant to Section 3(a)(ii), (iii) or (iv) has been declared in respect of the Dividend Period during which such Redemption Date occurs and the Redemption Date occurs after the relevant Dividend Payment Record Date, the unrecognized accretion from the immediately preceding Dividend Payment Date up to but not including the Redemption Date and (B) the dividends accrued and unpaid thereon, whether or not declared, up to but not including the Redemption Date or (ii) within 60 days of a Change in Control, at a cash redemption price equal to 101% of the Liquidation Value in effect on the Redemption Date, plus an amount equal to (A) except to the extent that a dividend pursuant to Section 3(a)(ii), (iii) or (iv) has been declared in respect of the Dividend Period during which such Redemption Date occurs and the Redemption Date occurs after the relevant Dividend Payment Record Date, the unrecognized accretion from the immediately preceding Dividend Payment Date up to but not including the Redemption Date and
(B) the dividends accrued and unpaid thereon, whether or not declared, up to but not including the Redemption Date. In the event that the Corporation does not pay the redemption price on the Redemption Date, the redemption price shall be calculated as if the Redemption Date were the later of the Redemption Date and the date on which such payment is made.

         6. PROCEDURES FOR REDEMPTION.

         (a) In the event of a redemption of shares of Series B Preferred Stock pursuant to Section 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the Redemption Date, to the office of the Corporation. Such notice shall state: (i) the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the "REDEMPTION DATE") and (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Corporation receives the notice.

         (b) Upon surrender in accordance with the notice of redemption of the certificates for any shares so redeemed, such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         7. CONVERSION.

         (a) Right to Convert.

                  (i) Subject to the provisions of this Section 7, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all of such holder's shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to the "INITIAL CONVERSION PRICE" per share of Common Stock (as defined below), subject to adjustment as described in
         Section 7(c) (as adjusted, the "CONVERSION PRICE"). The number of shares of Common Stock into which a share of the Series B Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/1,000,000th of a share) shall be determined by dividing the Liquidation Value in effect at the time of conversion by the Conversion Price in effect at the time of conversion; provided, however, that, except to the extent that a dividend pursuant to Section 3(a)(ii),
         (iii) or (iv) has been declared in respect of the Dividend Period during which conversion occurs and conversion occurs after the relevant Dividend Payment Record Date, the Liquidation Value in respect of the shares of Series B Stock to be converted shall be increased by an amount equal to the unrecognized accretion from the immediately preceding Dividend Payment Date up to but not including the date of conversion. The "INITIAL CONVERSION PRICE" shall be an amount equal to the quotient of $7,600,000,000, divided by (y) the Initial Fully Diluted Shares Outstanding (as defined below). The Corporation will prepare a schedule calculating the Initial Conversion Price and present this schedule to the initial holders within 15 Business Days after December 31, 2000. If the initial holders concur with such schedule as prepared by the Corporation or otherwise do not respond within 10 Business Days following receipt, the Initial Conversion Price will be as set forth therein. If the initial holders dispute the calculation of the Initial Conversion

         Price pursuant to such schedule as proposed by the Corporation, the initial holders will note such dispute in writing to the Corporation within 10 Business Days following receipt of Schedule 7(a)(i) from the Corporation. If the Corporation and the initial holders cannot agree on calculation of the Initial Conversion Price within 5 Business Days following the initial holders' written response noting its dispute, then the Corporation and the initial holders will chose a mutually agreeable investment banking or accounting firm to compute the Initial Conversion Price in accordance with this definition, and such computation shall be final. The fees and expenses of such firm shall be borne equally by the Corporation and the initial holders disputing such calculation. "INITIAL FULLY DILUTED SHARES OUTSTANDING" means the sum of (x) all issued and outstanding shares of Common Stock of the Corporation as of the time immediately following the Distribution (as defined in the Purchase Agreement), (y) all shares of Common Stock issuable upon exercise or conversion of all options and convertible securities issued and outstanding as of the time immediately following the Distribution that are held by employees, officers and directors of the Corporation and with respect to which the exercise price is less than or equal to the Twenty Day Average Price (in each case after giving effect to the deemed receipt by the Corporation of the aggregate exercise or conversion price of all such options or convertible securities and the deemed application of such amount to acquire shares of Common Stock at the Twenty Day Average Price of the Common Stock) and (z) all shares and restricted shares of Common Stock and all shares of Common Stock issuable upon exercise or conversion of all options and convertible securities issued, sold or granted following the Distribution (other than those referred to in clause (y) above) to employees, officers and directors of the Corporation and with respect to which the exercise price (or in the case of shares or restricted shares, the purchase price) is less than or equal to the Twenty Day Average Price (in each case after giving effect to the deemed receipt by the Corporation of the aggregate exercise or conversion (or purchase) price of all such shares, options or convertible securities and the deemed application of such amount to acquire shares of Common Stock at the Twenty Day Average Price of the Common Stock). The "TWENTY DAY AVERAGE PRICE" shall mean the average of the Market Prices of the Common Stock during the twenty consecutive trading days ending on the 90th day (or if such day is not a business day, the next preceding business day) after the Original Issue Date. The calculation of Initial Fully Diluted Shares Outstanding shall not take into account Series B Preferred Stock or Warrants or the shares of Common Stock into which such shares of Series B Preferred Stock are convertible or the shares of Common Stock issuable upon exercise of such Warrants. The Initial Conversion Price and the Initial Fully Diluted Shares Outstanding shall be determined as of December 31, 2000. Following the determination of the Initial Conversion Price as set forth herein, the Corporation shall amend this Certificate of Designation to set forth the amount thereof.

                  (ii) From and after the fifth anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series B Preferred Stock, from time to time, at the Corporation's option, to convert any or all of such holder's shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. The number of shares of Common Stock into which a share of the Series B Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/1,000,000th of a share) shall be determined by dividing the Liquidation Value in effect at the time of conversion by the Conversion Price in effect at the time of conversion.

         (b) Mechanics of Conversion.

                  (i) A holder of shares of Series B Preferred Stock or the Corporation, as the case may be, that elects to exercise its conversion rights pursuant to Section 7(a) shall provide notice to the other party as follows:

                           (A) Holder's Notice and Surrender. To exercise its
                  conversion right pursuant to Section 7(a)(i), the holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series B Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted.

                           (B) Corporation's Notice. To exercise its conversion
                  right pursuant to Section 7(a)(ii), the Corporation shall deliver written notice to such holder, at least 30 days and no more than 75 days prior to the Conversion Date, specifying:
                  (i) the number of shares of Series B Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of shares to be held by such holder; (ii) the Conversion Date; (iii) the number of shares of Common Stock to be issued in respect of each share of Series B Preferred Stock that is converted; (iv) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock; and (v) that dividends on the shares to be converted will cease to accrue on such Conversion Date.

         Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(vi). As promptly as practicable after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(vii).

                  (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on (x) in the case of conversion pursuant to Section 7(a)(i), the first Business Day on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid and (y) in the case of conversion pursuant to Section 7(a)(ii), the date specified as the Conversion Date in the Corporation's notice of conversion delivered to each holder pursuant to Sec-tion 7(b)(i)(B) (in either case, the "CONVERSION DATE"). At such time on the Conversion Date:

                           (A) the person in whose name or names any certificate
                  or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and

                           (B) such shares of Series B Preferred Stock so
                  converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares (x) in the event of conversion pursuant to Section 7(a)(i), surrendered for conversion and (y) in the event of conversion pursuant to
                  Section 7(a)(ii), covered by the Corporation's notice of conversion, shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 7.

         All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

                  (iii) Holders of shares of Series B Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of shares of Series B Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series B Preferred Stock if and when paid, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion.

                  (iv) Except as provided in clause (iii) above and in Section 7(c), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

                  (v) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series B Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance on the principal domestic stock exchange on which the Common Stock is then listed or traded. The Corporation will take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the shares of Common Stock are listed or traded.

                  (vi) Issuances of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holder of shares of Series B Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occuring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (vii) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

                  (viii) If fewer than all of the outstanding shares of Series B Preferred Stock are to be converted pursuant to Section 7(a)(ii), the shares shall be redeemed on a pro rata basis (according to the number of shares of Series B Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

                  (ix) Notwithstanding anything to the contrary in this Certificate, if a notice of conversion has been given by the Corporation pursuant to Section 7(b)(ii) and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the Business Day preceding the Conversion Date, give written notice to the Corporation pursuant to Section 6 of the redemption of any or all of the shares to be converted held by the holder that would otherwise be converted on such Conversion Date, then such conversion shall not become effective as to such shares to be redeemed and such redemption shall become effective as provided in Section 5.

         (c) Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                  (i) Common Stock Issued at Less than Market Value. If the Corporation issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, as of the day of such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying (A) the Conversion Price at which shares of Series B Preferred

         Stock were theretofore convertible by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (2) the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock on the last trading day immediately preceding such issuance or sale, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(c), the following provisions shall be applicable:

                           (A) In the case of the issuance of Common Stock for
                  cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B) In the case of the issuance of Common Stock
                  (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                           (C) In the case of the issuance of (a) options,
                  warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(c)(i) (A) and (B), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, war-rants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(c)(i)
                           (A) and (B), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                    (3) on any change in the number of shares of
                           Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                    (4) on the expiration or cancellation of any
                           such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                    (5) if the Conversion Price shall have been
                           adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (ii) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common

         Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price at which the shares of Series B Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

                  (iii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class or of any Person other than shares of the Corporation's Common Stock or (ii) of evidence of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 7(c)(ii)), or (iv) of rights or warrants, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying (A) the Conversion Price in effect immediately prior thereto by (B) a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the shares, assets, evidences of indebtedness, rights or warrants so paid with respect to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series B Preferred Stock shall have the right to receive the amount and kind of shares, assets, evidences of indebtedness, rights or warrants such holder would have received had such holder converted each such share of Series B Preferred Stock immediately prior to record date for such distribution. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price that would then be in effect if such record date had not been fixed.

                  (iv) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be the product of (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at such effective date, multiplied by the Market Price per share of Common Stock on the trading day next succeeding such effective date, and the denominator of which shall be the sum of (A) the fair market value of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such effective date (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at such effective date and the Market Price per share of Common Stock on the trading day next succeeding such effective date, such reduction to become effective immediately prior to the opening of business on the day following such effective date.

                  (v) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 7(c)(ii)), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon the Business Combination or reclassification by a holder of the number of shares of Common Stock of the Corporation into which a share of Series B Preferred Stock would have been convertible immediately prior to the Business Combination or reclassification. The Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such rights and to ensure that the dividend, voting and other rights of the holders of Series B Preferred Stock established herein are unchanged, except as permitted by Section 9 or as required by applicable law. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.

                  (vi) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(c)(i), (ii), (iii), (iv) and (v) shall occur.

                  (vii) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7(c) shall be made to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Section 7(c)(vii) are not required to be made will be carried forward and given effect in any subsequent adjustment.

                  (viii) Adjustment for Unspecified Actions. If the Corporation takes any action affecting the Common Stock, other than action described in this Section 7(c), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of shares of Series B Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board of Directors may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors to provide for any such adjustment prior to the effective date of any such action by the Corporation affecting the Common Stock will be evidence that the Board of Directors has determined that it is equitable to make no adjustments in the circumstances.

                  (ix) Voluntary Adjustment by the Corporation. The Corporation may at its option, at any time during the term of the Series B Preferred Stock, reduce the then current Conversion Price to any amount deemed appropriate by the Board of Directors; provided, however, that if the Corporation elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Corporation may, at its option, reinstate the Conversion Price in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 7(c).

                  (x) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in this Section 7(c), the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series B Preferred Stock at the address appearing in the Corporation's records.

                  (xi) Notices. In the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 7(c) (but only if the action of the type described in this Section 7(c) would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series B Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the holder of shares of Series B Preferred Stock, in the manner set forth in Section 7(c)(x), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Series B Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (xii) Miscellaneous. Except as provided in Section 7(c), no adjustment in respect of any dividends or other payments or distributions made to holders of Series B Preferred Stock of securities issuable upon the conversion of the Series B Preferred Stock will be made during the term of the Series B Preferred Stock or upon the conversion of the Series B Preferred Stock. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Purchase Agreement) or (b) any rights under the Rights Agreement or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Certificate to have been issued at the time they become exercisable).

         8. STATUS OF SHARES. All shares of Series B Preferred Stock that are at any time redeemed pursuant to Section 5 or converted pursuant to Section 7 and all shares of Series B Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unis-sued shares of Common Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

         9. VOTING RIGHTS.

         (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this
Section 9 or as otherwise provided by law.

         (b) The holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

         (c) So long as any shares of Series B Preferred Stock are outstanding:

                  (i) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, amend, alter or repeal any provision of the Corporation's Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities, shall not be deemed to have any such adverse effect;

                  (ii) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, create, authorize or issue any Senior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities; and

                  (iii) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, create, authorize or issue any new class of Parity Securities or increase the issued and authorized number of shares of Series B Preferred Stock to the extent that (A) the creation, authorization or issuance of such new class of Parity Securities would adversely affect the class voting rights of the Series B Preferred Stock or (B) the aggregate liquidation preference of the issued and outstanding Parity Securities and Series B Preferred Stock could be increased in excess of $400,000,000 as a result of the creation, authorization or issuance of such new class of Parity Securities or such increased shares of Series B Preferred Stock;

provided that no such consent or vote of the holders of Series B Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series B Preferred Stock at the time outstanding shall have been called for redemption by the Corporation and the funds necessary for such redemption shall have been set aside in accordance with Sections 5 and 6.

         (d) The consent or votes required in Section 9(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(b).

         10. DEFINITIONS.

         Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

         "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

         "Business Combination" means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.

          "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

         "Change in Control" shall mean the happening of any of the following events:

         (a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (A) the then-outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control:
(i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company that is an Affiliate of the Corporation or (iv) any acquisition by any corporation pursuant to a transaction that complies with (c)(A) and (c)(B) in this definition; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

         (c) Consummation of a Business Combination, in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation; or

         (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         "Common Stock" means the Common Stock of the Corporation, par value $0.01 per share.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Excluded Stock" means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to the provisions of Section 7(c)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 7(c)(i)(C)), (ii) the issuance of shares of Common Stock in any bona fide underwritten public offering, (iii) the issuance of Common Stock in connection with any debt financing from or with one or more unaffiliated third parties approved by the Board of Directors (including upon the exercise of any warrants issued in connection with such financings), (iv) the issuance of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, (v) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person

         (other than issuances to affiliates of the Corporation), and (vi) the issuance of shares of Common Stock upon exercise of the Series B Preferred Stock and the Warrants.

         "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

         "Ordinary Cash Dividends" means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the Dividend Payment Record Date of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 7(c) and excluding (a) cash dividends or cash distributions that resulted in an adjustment to the Conversion Price, (b) cash dividends paid on the Common Stock in which the Preferred Stock participates, and (c) cash dividends or cash distributions paid on the Series B Preferred Stock), does not exceed 7.5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

         "Original Issue Date" means the date upon which the initial shares of Series B Preferred Stock were originally issued by the Corporation.

         "Person" means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while the Series B Preferred Stock is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

         "Purchase Agreement" means the Purchase Agreement, dated as of August 8, 2000, among the Corporation and the purchasers named therein, including all schedules and exhibits thereto.

         "Rights Agreement" means the Rights Agreement, to be dated as of September 30, 2000, between the Corporation and the Bank of New York, as Rights Agent, as amended.

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or
         (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Warrants" means collectively the warrants which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

         11. MERGER OR CONSOLIDATION OF THE CORPORATION.

         Unless approved pursuant to Section 9(c)(i), the Corporation will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Corporation), (a) expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (b) expressly agrees to exchange, at the holder's option, shares of Series B Preferred Stock for shares of the surviving corporation's capital stock on terms substantially similar to the terms under this Certificate.

         12. NO OTHER RIGHTS.

         The shares of Series B Preferred Stock shall not have any relative, participating, optional or other special rights and powers except as set forth herein or as may be required by law.

         This Certificate shall become effective at _____ p.m. Eastern Standard Time on _____ __, 2000.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this ____ day of _____, 2000.


                                       AVAYA INC.


                                       By:  ___________________________________
                                            Name:
                                            Title:

                                                                       Exhibit B
                                                                 Form of Warrant

                      FORM OF SERIES [_________] WARRANT*

         THE WARRANTS REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

         THE WARRANTS REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF THE 8TH DAY OF AUGUST, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH WARRANTS WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. ANY TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT SHALL BE VOID. [THIS PARAGRAPH TO BE DELETED WHEN THIS WARRANT IS NO LONGER HELD BY A PURCHASER (AS DEFINED IN THE PURCHASE AGREEMENT) OR A PERMITTED TRANSFEREE (AS DEFINED IN THE PURCHASE AGREEMENT)]

                            SERIES [________] WARRANT

No. __                                                        October ___, 2000

              TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01
                            PER SHARE, OF AVAYA INC.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

         "Board" means the Board of Directors of the Company.

         "Business Combination" means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Per-



--------

* This is the Form of Warrant for both Series A and Series B.

         son or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

         "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

         "Certificate of Designation" means the Certificate of Designation relating to the Preferred Stock filed with the Secretary of State of Delaware on September __, 2000.

         "Common Stock" means the Company's common stock, par value $0.01 per share.

         "Company" means Avaya Inc., a Delaware corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Excluded Stock" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)(iii)), (ii) the issuance of shares of Common Stock in any bona fide underwritten public offering, (iii) the issuance of Common Stock in connection with any debt financing from or with one or more unaffiliated third parties approved by the Board (including upon the exercise of any warrants issued in connection with such financings), (iv) the issuance of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board, (v) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person (other than issuances to Affiliates of the Company), and
         (vi) the issuance of shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants.

         "Exercise Price" has the meaning given to it in Section 2(A).

         "Expiration Time" has the meaning given to it in Section 3.

         "Initial Conversion Price" shall have the meaning set forth in Section 7 of the Certificate of Designation.

         "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

         "Ordinary Cash Dividends" means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 13 and excluding (a) cash dividends or cash distributions that resulted in an adjustment to the Exercise Price, (b) cash dividends paid on the Common Stock in which the Preferred Stock participates pursuant to Section 3(a)(i) of the Certificate of Designation and (c) cash dividends or cash distributions paid on the Preferred Stock), does not exceed 7.5% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

         "Original Issue Date" means the date on which the Warrants of this Series were first issued.

         "Person" means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         "Preferred Stock" means the Series B Convertible Participating Preferred Stock of the Company or successor preferred stock as contemplated by the Certificate of Designation.

         "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

         "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement, dated as of August 8, 2000, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

         "Rights Agreement" means the Rights Agreement to be dated as of September 30, 2000 between the Company and the Bank of New York, as Rights Agent, as amended.

         "Rights" is defined in Section 14.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Shares" is defined in Section 2(A).

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or
         (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Warrantholder" has the meaning given to it in Section 2(A).

         "Warrants" means collectively the warrants represented hereby (and by any instrument replacing, in whole or in part, this instrument) which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

2.       Number of Shares; Exercise Price.

         (A) This certifies that, for value received, [NAME OF WARBURG, PINCUS ENTITY] or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the Applicable Number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, (the "Shares") of the Company, at a per Share purchase price (the "Exercise Price") equal to 1.3 times the Initial Conversion Price. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares", "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. The "Applicable Number" means [2.0%/1.6%]+ of the Total Shares Outstanding. "Total Shares Outstanding" means the quotient of (x) the sum of (a) all issued and outstanding shares of Common Stock as of the Original Issue Date (the "Initial Outstanding Amount"),


-----------

+ Series A = 2.0%; Series B = 1.6%.

                  and (b) the Option Amount, divided by (y) 0.964. "Option Amount" means the lesser of (a) the sum of (1) all shares of Common Stock issuable upon exercise or conversion of all options and convertible securities granted, sold or issued to directors, officers or employees of the Company as of the Original Issue Date which at such date had an exercise or conversion price less than or equal to the Exercise Price at the Original Issue Date, whether such shares are vested or unvested and without regard to the relationship of the exercise or conversion price thereof to the Market Price of the Common Stock and (2) all shares and restricted shares of Common Stock and all shares of Common Stock issuable upon exercise or conversion of all options and convertible securities granted, sold or issued to directors, officers or employees of the Company after the Original Issue Date and on or prior to the end of the 90th day following the Original Issue Date which had at the date of grant, sale or issuance an exercise price (or in the case of shares or restricted shares, a purchase price) less than or equal to the Exercise Price at such date of grant, sale or issuance, whether such shares are vested or unvested and without regard to the relationship of the exercise or conversion price thereof to the Market Price of the Common Stock and (b) the product of (1) the Initial Outstanding Amount and (2) 0.1765.

         (B) The Company will prepare a schedule calculating the Applicable Number and the Total Shares Outstanding and present this schedule to the initial holders of Warrants of this Series within 15 Business Days after the 90th day following the Original Issue Date. If the initial holders concur with such schedule as prepared by the Company or otherwise do not respond within 10 Business Days following receipt, the Applicable Number and the Total Shares Outstanding will be as set forth therein. If the initial holders dispute the calculation of the Applicable Number or the Total Shares Outstanding pursuant to such schedule as proposed by the Company, the initial holders will note such dispute in writing to the Company within 10 Business Days following receipt of such schedule from the Company. If the Company and the initial holders cannot agree on the calculation of the Applicable Number and the Total Shares Outstanding within 5 Business Days following the initial holders' written response noting its dispute, then the Company and the initial holders will chose a mutually agreeable investment banking or accounting firm to compute the Applicable Amount and the Total Shares Outstanding in accordance with this Warrant, and such computation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the initial holders disputing such calculations. The calculation of the Applicable Number and the Total Shares Outstanding shall not take into account shares of Preferred Stock or shares of Common Stock into which the shares of Preferred Stock are convertible. The Applicable Number and the Total Shares Outstanding shall be determined as of the 90th day following the Original Issue Date. Following the determination of the Applicable Number and the Total Shares Outstanding the Company and the Warrantholder shall amend this Warrant to set forth the amount thereof.

3.       Exercise Rights.

         (A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time but in no event later than 11:59 p.m. New York City Time, on [insert fourth/fifth anniversary of the date of issuance of Warrant]++ (the "Expiration Time"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Basking Ridge, New Jersey (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

         (i) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

         (ii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

         (B) Mandatory Exercise. At any time beginning on the later of (x) the date that is six months after the Original Issue Date or
                  (y) the date that the Warrant Registration Statement shall have become effective under the Securities Act, and continuing until the second anniversary of the Original Issue Date, at the Company's option, the Warrantholder shall be required to exercise this Warrant with respect to up to 50% of the Applicable Number, but only if the average of the Market Prices of the Common Stock has been at least [2.0/2.25]$ times the Initial Conversion Price over a period of 20 consecutive trading days, ending on a trading day with respect to which the Market Price is at least [2.0/2.25]** times the Initial Conversion Price and which is no more than five trading days prior to the date on which the Company delivered written notice thereof to the Warrantholder, which notice shall state the number of Shares subject to such exercise and the date of exercise (which date must be no fewer than 10 days after, and no more than 20 days after, the date of the notice) (the "Exercise Deadline Date"). If the Warrantholder is required to exercise this Warrant pursuant to this Section 3(B), the method of exercise shall be the same as the method described in Section 3(A); provided, however, that if the Warrantholder fails to exercise this Warrant on or prior to the Exercise Deadline Date, the Company shall effect the exercise of this Warrant on the next succeeding day by withholding shares of Common Stock in the manner described in Section 3(A)(ii) based on the Market Price of the Common Stock on the


++ Series A= 4th Anniversary; Series B= 5th Anniversary

$  Series A = 2.0 times; Series B = 2.25 times.

** Series A = 2.0 times; Series B = 2.25 times.

                  Exercise Deadline Date. The Company shall deliver, in accordance with Section 4, the shares of Common Stock (and any cash in lieu of fractional shares) issued as a result of any exercise pursuant to the proviso to the immediately preceding sentence to the Warrantholder who failed to exercise in the name and at the address of the Warrantholder appearing on the books of the Company and such Warrantholder's Warrant shall thereafter be null and void with respect to the portion of the Warrant so exercised. "Warrant Registration Statement" shall mean a registration statement filed by the Company under the Securities Act registering the sale by the initial purchasers and Permitted Transferees (as defined in the Purchase Agreement) of the Warrants and the shares of Common Stock issuable upon exercise of this Warrant, in accordance with
                  Section 5.10 of the Purchase Agreement.

         (C) Replacement of Warrant. If the exercising (or selling, as the case may be) Warrantholder does not exercise (or sell, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or sold, as the case may be); provided, however, that if the Warrantholder is required to deliver this Warrant to the Company pursuant to
                  Section 3(B) and fails to do so, the Warrantholder shall not be entitled to receive a new warrant from the Company until the Warrantholder delivers this Warrant to the Company and then only in respect of the portion of the Warrant not exercised pursuant to Section 3(B).

4. Issuance of Shares; Authorization; Listing. Subject to the next sentence, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. In the event this Warrant is exercised prior to the final determination of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, such exercise shall be effective when made but payment of the exercise price shall be made and certificates for Shares shall be issued, three (3) Business Days after final determination of the Exercise Price. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon issuance and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Shares, subject to issuance or notice of issuance on the principal domestic stock exchange on which the Common Stock is then listed or traded. The Company will take all commercially reasonable action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Warrantholder or such designated Persons, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the

         Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. If required by the Company, the Warrantholder shall furnish an indemnity bond sufficient to protect the Company from any out-of-pocket loss which it may suffer if a Warrant is replaced. The Company may charge the Warrantholder for its reasonable expenses in replacing a Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

         (A) Common Stock Issued at Less than Market Value. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be
                  (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Market Price on the last trading day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this
                  Section 13(A), the following provisions shall be applicable:

         (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

         (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

         (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

         (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Com-pany upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

         (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

         (c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

         (d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

         (e) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

         (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock,
                  (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

         (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class or of any Person other than shares of the Company's Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or
                  (iv) of rights or warrants, in each such case the number of Shares issuable upon exercise of this Warrant shall be multiplied by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the fair market value (as reasonably determined by the Board, which amount shall be the cash amount in the case of a distribution in cash) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed per share of Common Stock; such adjustment shall take effect on the record date for such distribution. In such event, the Exercise Price shall be multiplied by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the fair market value (as determined above) of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of the Warrant, the holder shall receive the amount and kind of such shares, assets, evidences of indebtedness, rights or warrants such holders would have received had such holders exercised this Warrant immediately prior to such record date. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

         (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

         (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification will be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such

                  Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

         (F) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, without duplication, whenever any event specified in Sections 13(A), (B), (C), (D) and (E) shall occur.

         (G) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundreth (1/100th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable is required if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 13(G) are not required to be made will be carried forward and given effect in any subsequent adjustment.

         (H) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. Notwithstanding the foregoing, in any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (I) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 13, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholders, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board has determined that it is equitable to make no adjustments in the circumstances.

         (J) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or in-crease the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 13.

         (K) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

         (L) Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the Warrantholder, in the manner set forth in Section 13(K), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (M) Miscellaneous. Except as provided in Section 13, no adjustment in respect of any dividends or other payments or distributions made to Warrantholders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of (a) any Securities (as defined in the Purchase Agreement) or (b) any rights under the Rights Agreement or any successor agreement unless such rights become exercisable (in which case they will be deemed for purposes of this Warrant to have been issued at the time they become exercisable).

         (N) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Rights. Whenever the Company shall issue shares of Common Stock upon exercise of this Warrant, the Company shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock, $1.00 par value per share, of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of Common Stock in addition thereto or in the replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by the other holders of Common Stock (or evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

15. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), (a) expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company and (b) expressly agrees to exchange, at the Warrantholder's option, this Warrant for a warrant or warrants on such surviving corporation's common stock on terms substantially similar to the terms under this Warrant.

16. GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES.

17. Attorneys' Fees. A party in breach of this Warrant shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Warrant. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  October ___, 2000


                                        AVAYA INC.


                                        By:  __________________________________
                                             Name:
                                             Title:

                          [FORM OF NOTICE OF EXERCISE]

                              Date: ______________


TO:    Avaya Inc.

RE:    Election to Subscribe for and Purchase Common Stock

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock: ______________________________

Method of Payment of Exercise Price: ___________________________

Name and Address of Person to be
Issued New Warrant:  ____________________________________________
                     ____________________________________________
                     ____________________________________________
                     ____________________________________________


                                        Holder:  ______________________________
                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                                                       Exhibit C
                                         Form of Cravath, Swaine & Moore Opinion


                  1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. Each of the Purchase Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating or affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). With respect to the foregoing opinion, (i) insofar as provisions contained in the Registration Rights Provisions provide for indemnification, the enforceability thereof may be limited by public policy considerations, (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iii) we express no opinion as to the enforceability of Section 5.09 of the Purchase Agreement.

                  3. The Certificate of Designation has been duly authorized and executed by the Company, and, based solely upon advice from Corporation Trust Company, has been filed with the Secretary of State of the State of Delaware.

                  4. The Series B Preferred Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to the Purchase Agreement, will be validly issued, fully paid, and nonassessable.

                  5. The Warrants have been duly authorized, executed, issued and delivered and, when delivered to and paid for by the Purchasers pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of the Company.

                  6. The shares of Common Stock into which the Series B Preferred Shares are convertible and for which the Warrants are exercisable have been duly and validly authorized and, when issued and delivered upon conversion of the Series B Preferred Shares, as contemplated in the Certificate of Designation, or exercise of the Warrants will be validly issued, fully paid, and nonassessable.

                                                                       Exhibit D
                                                  Registration Rights Provisions


                  1. Suspension of Registration Statement. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if (A) the Registration Statement, any prospectus or prospectus supplement constituting a part thereof, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made; (B) the Company is in possession of material information that it deems advisable not to disclose in a Registration Statement; (C) the Company has determined to proceed with a public offering of its equity securities and, in the judgment of the managing underwriter thereof or the Company (if such offering is not underwritten), sales under the Registration Statement would have a material adverse effect on such offering; or (D) the Company is engaged in any program for the purchase of shares of its own Common Stock, unless such repurchase program and the requested sale may proceed concurrently pursuant to an exemption under the Commission's Regulation M or any other applicable exemption (it being understood that, to the extent consistent with any such program, the Company will use commercially reasonable efforts to make an exemption available to the beneficiaries of these registration rights (the "Beneficiaries") or to otherwise open up a sufficient window period under Regulation M to enable the Beneficiary to obtain the liquidity it desires hereunder). The Company shall provide notice of any such suspension to the Warburg Group Director, or if there is then no Warburg Group Director, to Warburg and each Beneficiary in accordance with Section 8.03 of this Agreement. Upon receipt by a Beneficiary of notice of an event of the kind described in this Section 1, such Beneficiary shall forthwith discontinue such Beneficiary's disposition of Registrable Securities until the Company has provided notice that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company agrees that any period in which sales, transfers or dispositions must be discontinued as a result of a given occurrence of a circumstance referred to in the preceding sentence shall not exceed 60 days, and shall not exceed 120 days in the aggregate over any 12-month period.

                  2. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Beneficiary, its officers and directors, and each person, if any, who controls such Beneficiary, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Beneficiary, any of its officers or directors or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished by such Beneficiary or the plan of distribution furnished in writing to the Company by or on behalf of such Beneficiary expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of such Beneficiary if a copy of the most current prospectus at the time of the delivery of the securities was made available to such Beneficiary but was not provided by the Beneficiary or any Underwriter to the buyer of such securities and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of any Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Beneficiary provided in this Section 2. As used throughout this Exhibit, "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                  3. Indemnification by Each Beneficiary. Each Beneficiary agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Beneficiary, but only with reference to information furnished by such Beneficiary or the plan of distribution furnished in writing by or on behalf of such Beneficiary expressly for use in the Registration Statement or any prospectus relating to the
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Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each Beneficiary also agrees, severally and not jointly, to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 3. Notwithstanding anything to the contrary contained in this Exhibit, the obligations of any Beneficiary pursuant to this Section 3 shall not exceed the amount of proceeds received by such Beneficiary for the relevant Registrable Securities.

                  4. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 2 or 3 of this Exhibit, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel (which counsel shall be reasonably accountable to the Indemnifying Party), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings involving one or more Indemnified Parties in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel required under the circumstances) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are submitted in writing for payment. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties or, if the Indemnified Parties are exclusively Beneficiaries, by Warburg. The

Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  5. Contribution. If the indemnification provided for in this
Exhibit is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, Beneficiary and the Underwriters from the offering of the securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, such Beneficiary and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, such Beneficiary and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and such Beneficiary and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, such Beneficiary and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and each Beneficiary agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or
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                                                                               5


payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Beneficiary shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Beneficiary exceeds the amount of any damages which such Beneficiary has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  6. Survival. The indemnity and contribution agreements contained in this Exhibit shall remain operative and in full force and effect regardless of (a) any termination of this Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Registrable Securities.

                  7. Registration Expenses. In connection with the Registrable Securities, the Company shall pay the following reasonable expenses incurred in connection with such registration: (a) registration and filing fees with the Commission, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Registrable Securities on the stock exchanges, if any, on which the applicable class of Registrable Securities is then listed or, if such class of Registrable
Securities is not then listed, on the principal national stock exchange on which the Common Stock is then listed, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the
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                                                                               6

expenses of any comfort letters reasonably required by any Underwriters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration and (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. Each Beneficiary shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by it and any out-of-pocket expenses of such Beneficiary, including its counsel fees, accountant fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).